UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

GUIDEWIRE SOFTWARE, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GUIDEWIRE SOFTWARE, INC.
2850 S. Delaware St., Suite 400
San Mateo, California 94403
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 17, 2019
To our stockholders:
You are cordially invited to attend the 2019 annual meeting of stockholders of Guidewire Software, Inc. (the "Company") to be held on Tuesday, December 17, 2019, at 1:30 p.m. Pacific Time. The 2019 annual meeting of stockholders will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions while attending the 2019 annual meeting online at www.virtualshareholdermeeting.com/GWRE2019.
We are holding the annual meeting for the following purposes:

1.To elect three Class II directors;

2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020;

3.To conduct a non-binding advisory vote to approve the compensation of our named executive officers;

4.To approve the amendment and restatement of our restated certificate of incorporation to eliminate the classified structure of our board of directors;

5.To vote on a stockholder proposal regarding majority voting for the election of directors, if properly presented at the annual meeting; and

6.To transact such other business as may properly come before the annual meeting or at any and all adjournments, continuations or postponements thereof.

If you owned our common stock at the close of business on October 21, 2019, you may attend and vote at the annual meeting. This notice, our Proxy Statement and our 2019 Annual Report on Form 10-K are first being mailed to stockholders and posted on our website on or about [______ ], 2019. Our Proxy Statement and our 2019 Annual Report on Form 10-K can also be accessed directly at the Internet address www.proxyvote.com using the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.
Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. You may also submit your proxy card or voting instruction card for the annual meeting by completing, signing, dating, and returning your proxy card or voting instruction card in the envelope provided. Any stockholder attending the annual meeting may vote by Internet during the meeting, even if you have already returned a proxy card or voting instruction card.
Thank you for your ongoing support of Guidewire Software.

Sincerely,

MIKE ROSENBAUM
Chief Executive Officer
San Mateo, California
[______ ], 2019

_____________________________________________________________________________________________________
YOUR VOTE IS IMPORTANT
ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING VIRTUALLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

_____________________________________________________________________________________________________

GUIDEWIRE SOFTWARE, INC.
2019 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

TABLE OF CONTENTS

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, THE PROXY MATERIALS AND VOTING YOUR SHARES	1
PROPOSAL ONE: ELECTION OF DIRECTORS	7
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
PROPOSAL THREE: NON-BINDING, ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	12
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS	13
PROPOSAL FIVE: STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR THE ELECTION OF DIRECTORS, IF PROPERLY PRESENTED AT THE ANNUAL MEETING	15
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	17
INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	18
MEETINGS OF THE BOARD OF DIRECTORS	18
CODE OF BUSINESS CONDUCT AND ETHICS	18
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	19
INDEPENDENCE OF THE BOARD OF DIRECTORS	19
STRUCTURE OF THE BOARD OF DIRECTORS	19
LEAD INDEPENDENT DIRECTOR	19
EXECUTIVE SESSIONS	20
DIRECTOR ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS	21
BOARD'S ROLE IN RISK OVERSIGHT	21
COMPENSATION PLANS RISK ASSESSMENT	21
WHISTLEBLOWER PROCEDURES	22
COMMITTEES OF THE BOARD OF DIRECTORS	22
CONSIDERATION OF DIRECTOR NOMINEES	24
EXECUTIVE OFFICERS	25
INFORMATION REGARDING COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	26
DIRECTOR COMPENSATION	26
STOCK OWNERSHIP GUIDELINES	27
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	27
COMPENSATION COMMITTEE REPORT	28
COMPENSATION DISCUSSION AND ANALYSIS	29
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES	29
COMPENSATION PROGRAM DESIGN	30
COMPENSATION-SETTING PROCESS	30
EXECUTIVE COMPENSATION PROGRAM ELEMENTS	33
EXECUTIVE AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS	39
OTHER COMPENSATION POLICIES	40
TAX AND ACCOUNTING CONSIDERATIONS	40

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GUIDEWIRE SOFTWARE, INC.
PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
Our board of directors is soliciting proxies for our 2019 annual meeting of stockholders to be held on Tuesday, December 17, 2019 at 1:30 p.m. Pacific Time. The annual meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/GWRE2019.
The proxy materials, including this proxy statement, proxy card or voting instruction card, and our 2019 Annual Report on Form 10-K, as amended (the "2019 Annual Report on Form 10-K"), are first being distributed to stockholders and made available on our website at www.guidewire.com under the headings “About Guidewire/Investor Relations” on or about [_______], 2019. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2019 annual meeting of stockholders. Please read it carefully. Unless the context requires otherwise, the words “Guidewire,” “we,” “the Company,” “us,” and “our” refer to Guidewire Software, Inc.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
THE PROXY MATERIALS, AND VOTING YOUR SHARES
WHAT IS INCLUDED IN THESE MATERIALS AND POSTED ON OUR WEBSITE?
These materials include:
•Our proxy statement for the 2019 annual meeting of stockholders, including the proxy card; and
•Our 2019 Annual Report on Form 10-K, which includes our audited consolidated financial statements for the fiscal year ended July 31, 2019.

WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?
There are five items that will be voted on at the annual meeting:
1.The election of three Class II directors;
2.The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020;
3.The non-binding advisory vote to approve the compensation of our named executive officers;
4.The amendment and restatement of our restated certificate of incorporation to eliminate the classified structure of our board of directors; and
5.The stockholder proposal regarding majority voting for the election of directors, if properly presented at the annual meeting.

WHAT ARE OUR BOARD OF DIRECTORS' VOTING RECOMMENDATIONS?
Our board of directors recommends that you vote your shares “FOR” each of the nominees to the board of directors, “FOR” the ratification of the appointment of KPMG LLP, “FOR” the approval of the compensation of our named executive officers, "FOR" the amendment and restatement of our restated certificate of incorporation to eliminate the classified structure of our board of directors, and “AGAINST” the stockholder proposal regarding majority voting for the election of directors.
WHAT IS A PROXY?
Our board of directors is soliciting your vote at our 2019 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Mike Rosenbaum, Curtis Smith, and James Winston King have been designated as proxies for our 2019 annual meeting of stockholders.
WHO CAN VOTE AT THE ANNUAL MEETING?
The record date for our 2019 annual meeting of stockholders is October 21, 2019. The record date was established by our board of directors. Stockholders at the close of business on the record date are entitled to:

•Receive notice of the annual meeting; and
•Vote by Internet during the 2019 annual meeting and any adjournments or postponements of the annual meeting.

On the record date, 82,574,169 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.
WHAT DO I NEED TO BE ABLE TO ATTEND THE ANNUAL MEETING ONLINE?
We will be hosting our annual meeting via live webcast only. Any stockholder can attend the annual meeting of stockholders live online at www.virtualshareholdermeeting.com/GWRE2019. The webcast will start at 1:30 p.m. Pacific Time on December 17, 2019. Stockholders may vote and ask questions while attending the annual meeting online. In order to be able to attend the annual meeting, you will need the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the annual meeting of stockholders are also posted online at www.proxyvote.com.
WHY IS THIS ANNUAL MEETING BEING HELD VIRTUALLY?
We are excited to provide ease of access, real-time communication, and cost savings for our stockholders. We believe that hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world. You will be able to participate in the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GWRE2019. You also will be able to vote your shares by Internet before or during the annual meeting.
HOW CAN I SUBMIT A QUESTION AT THE ANNUAL MEETING?
If you would like to submit a question during the annual meeting, log into www.virtualshareholdermeeting.com/GWRE2019 by using the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practicable after the annual meeting at www.virtualshareholdermeeting.com/GWRE2019 and will remain available for one week after posting.
WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE ANNUAL MEETING?
If you encounter any technical difficulties with accessing the audio webcast on the meeting day, please call 800-586-1548 (US) or 303-562-9288 (International). Technical support will be available starting at 1:00 pm Pacific Time, 30 minutes before the meeting start time, on December 17, 2019 and will remain available until the annual meeting has ended.
IS MY VOTE CONFIDENTIAL?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A “STOCKHOLDER OF RECORD” AND HOLDING SHARES AS “BENEFICIAL OWNER” (OR IN “STREET NAME”)?
Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”
Stockholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote by written proxy, Internet or telephone before the annual meeting or by Internet during the annual meeting. We have enclosed a proxy card for your vote. Instructions on how to participate in the annual meeting of stockholders are also posted online at www.proxyvote.com.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank, or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You can also choose to vote your shares before the annual meeting by Internet or telephone or by Internet during the annual meeting, in each case by using the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available, and by following the instructions provided to you with the proxy materials. You are also invited to attend the annual meeting. Instructions on how to participate in the annual meeting of stockholders are also posted online at www.proxyvote.com.
WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?
By Written Proxy: Stockholders of record can vote their shares by marking, signing, and timely returning the enclosed proxy card. Beneficial owners must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee as to how to vote their shares.
By Telephone and Internet Proxy before the annual meeting: Stockholders of record can vote their shares by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on December 16, 2019 or via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 16, 2019, in each case by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials. Beneficial owners may also vote by telephone or the Internet before the annual meeting by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials, if their banks, brokers, or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By Internet during the annual meeting: Stockholders of record may vote by Internet during the annual meeting at www.virtualshareholdermeeting.com/GWRE2019. Beneficial owners may also vote by Internet during the annual meeting at www.virtualshareholdermeeting.com/GWRE2019. Instructions on how to attend and vote during the annual meeting are described at www.proxyvote.com and stockholders will need their 16-digit control number which is on the proxy card or in the instructions accompanying the proxy materials in order to vote.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A majority of our outstanding shares as of the record date must be present at the annual meeting of stockholders in order to hold the annual meeting and conduct business. This is called a quorum.

Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld, or abstained, or broker non-votes, if you:
•Are present and vote by Internet during the annual meeting; or
•Have voted on the Internet before the annual meeting, by telephone, or by properly submitting a proxy card or voting instruction form by mail.
If there are not enough shares present both by Internet and by timely and properly submitted proxy cards to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.
HOW ARE ABSTENTIONS COUNTED?
Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present. For the purpose of determining whether the stockholders have approved a matter, abstentions are treated as represented and entitled to vote and, therefore, have the same effect on the outcome of a matter being voted on at the annual meeting as a vote “AGAINST” or “WITHHELD”, except in elections of directors where abstentions have no effect on the outcome.
WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?
Stockholders should specify their choice for each issue to be voted upon at the annual meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that annual meeting, proxies will be voted in accordance with applicable rules, laws, and regulations as follows:
Stockholders of Record. If you are a stockholder of record and you do not return a proxy, your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists for the annual meeting. If you do return a signed proxy but you fail to specify how your shares should be voted on one or more issues to be voted upon at the annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two ratifying the selection of KPMG LLP as our independent registered public accounting firm; (iii) FOR Proposal Three approving, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy, (iv) FOR Proposal Four approving the amendment and restatement of our restated certificate of incorporation to eliminate the classified structure of our board of directors, and (v) AGAINST Proposal Five regarding majority voting for the election of directors, if properly presented by the stockholder proponent at the annual meeting.
Beneficial Owners. If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, (ii) you do not return a proxy, or (iii) you do provide a proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals, but may not vote your shares on non-routine proposals.
The shares that cannot be voted by brokers and other nominees on non-routine matters, but are represented at the annual meeting will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with the annual meeting, but will not be considered entitled to vote on the non-routine proposals.
We believe that under applicable rules Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.
However, we believe that Proposal One: Election of Directors, Proposal Three: Non-binding, advisory vote on compensation of named executive officers, Proposal Four: Amendment and restatement of our restated certificate of incorporation to eliminate the classified structure of our board of directors, and Proposal Five: Stockholder proposal regarding majority voting for the election of directors, if properly presented at the annual meeting are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on these proposals without instructions from beneficial owners.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal One - Election of directors
Each director must be elected by a plurality of the votes cast; meaning that the three nominees receiving the most “FOR” votes (among votes properly cast at the annual meeting or by proxy) will be elected. Only votes “FOR” will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote.

Proposal Two - Ratification of appointment of independent registered public accounting firm	To be approved by our stockholders, a majority of the shares represented and entitled to vote at the annual meeting must vote “FOR” this proposal.

Proposal Three - Non-binding advisory vote to approve the compensation of the Company's named executive officers
To be approved by our stockholders, a majority of the shares represented and entitled to vote at the annual meeting must vote "FOR" this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.

Proposal Four - Amendment and restatement of our restated certificate of incorporation to eliminate the classified structure of our board of directors
To be approved by our stockholders, at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote at the annual meeting must vote "FOR" this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.

Proposal Five - Stockholder proposal regarding majority voting for the election of directors
To be approved by our stockholders, a majority of the shares represented and entitled to vote at the annual meeting must vote "FOR" this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.

HOW DO I CHANGE OR REVOKE MY PROXY?
You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the annual meeting and voting by Internet during the meeting. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
It means that your shares are registered differently, or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.
HOW CAN STOCKHOLDERS SUBMIT A PROPOSAL FOR INCLUSION IN OUR PROXY STATEMENT FOR THE 2020 ANNUAL MEETING?
To be included in our proxy statement for the 2020 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and be received by our Secretary at our principal executive offices by mail at 2850 S. Delaware St., Suite 400, San Mateo, California 94403 no later than [_______ ], 2019, which is one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first released this proxy statement to stockholders in connection with this year's annual meeting.
HOW CAN STOCKHOLDERS SUBMIT PROPOSALS TO BE RAISED AT THE 2020 ANNUAL MEETING THAT WILL NOT BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2020 ANNUAL MEETING?
To be raised at the 2020 annual meeting, stockholder proposals must comply with our bylaws. Under our bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of candidates for election as directors to our board, that the stockholder wishes to raise at our annual meeting. To be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices by mail at 2850 S. Delaware St., Suite 400, San Mateo, California 94403 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the date on which we first mailed our proxy statement in connection with this year's annual meeting. Since our proxy statement was mailed on [_________ ], 2019, stockholder proposals must be received by our Secretary by mail at our principal executive offices no earlier than [_________ ], 2019 and no later than [_________], 2020, in order to be raised at our 2020 annual meeting.
WHAT IF THE DATE OF THE 2020 ANNUAL MEETING CHANGES BY MORE THAN 30 DAYS FROM THE ANNIVERSARY OF THIS YEAR'S ANNUAL MEETING?
Under Rule 14a-8 of the Exchange Act, if the date of the 2020 annual meeting changes by more than 30 days from the anniversary of this year's annual meeting, to be included in our proxy statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.
Under our bylaws, if the date of the 2020 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of this year's annual meeting, stockholder proposals to be brought before the 2020 annual meeting must be received no earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the annual meeting was made.
DOES A STOCKHOLDER PROPOSAL REQUIRE SPECIFIC INFORMATION?
With respect to a stockholder's nomination of a candidate for our board of directors, the stockholder notice to the Secretary must contain certain information as set forth in our bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the annual meeting, as well as certain other information as set forth in our bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current bylaws may be found on our corporate website at www.guidewire.com under the headings “About Us/Investor Relations/Corporate Governance.”
WHAT HAPPENS IF WE RECEIVE A STOCKHOLDER PROPOSAL THAT IS NOT IN COMPLIANCE WITH THE TIME FRAMES DESCRIBED ABOVE?
If we receive notice of a matter to come before the 2020 annual meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before such meeting. If such matter is brought before such meeting, then our proxy card for such meeting will confer upon our proxy holders' discretionary authority to vote on such matter.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?
Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mike Rosenbaum, Curtis Smith, and James Winston King, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

WHO BEARS THE COST OF THIS SOLICITATION?
We pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers, and employees, personally or by mail, telephone, facsimile, email, or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.
WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS WAS DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?
In some cases, only one copy of this proxy statement may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying 2019 Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of the document was delivered. To request separate delivery of these materials now or in the future, you may submit a written request to our Secretary at Guidewire Software, Inc., 2850 South Delaware St. Suite 400, San Mateo, California 94403 or a verbal request by telephone to Investor Relations at (650) 357-5282. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the proxy statement or the 2019 Annual Report on Form 10-K and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the annual meeting, which will be available on our website.

PROPOSAL ONE:
ELECTION OF DIRECTORS
In voting on the election of our director nominees, stockholders may:
•Vote in favor of all nominees;
•Vote in favor of specific nominees; or
•Withhold votes as to specific nominees.
Assuming a quorum is present; directors will be elected by a plurality of the votes cast.
Our bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the board of directors or by the stockholders at an annual meeting of the stockholders. At the time of our 2019 annual meeting, our board of directors will be comprised of eight directors. Our restated certificate of incorporation provides that the board of directors shall be divided into three classes, each consisting of as nearly one-third of the total number of directors as possible. Each class of directors serves a three-year term expiring at the annual meeting of stockholders in the year listed in the table below:

Class II (2019)	Class III (2020)	Class I (2021)
Margaret Dillon	Andrew Brown	Paul Lavin
Michael Keller	Catherine P. Lego	Marcus S. Ryu
Mike Rosenbaum	Clifton Thomas Weatherford
Based on the recommendation of the nominating and corporate governance committee (the “NCG Committee”), the board of directors has nominated Margaret Dillon, Michael Keller, and Mike Rosenbaum for election as Class II directors, each to serve a one-year term if Proposal Four is approved or a three-year term if Proposal Four is not approved and until their successors are duly elected and qualified. Each of Ms. Dillon, Mr. Keller, and Mr. Rosenbaum has consented to serve for a new term.
Directors listed in Class I and Class III above are not being elected this year and will continue in office for the remainder of their terms, as described above, unless such directors resign or their service as directors otherwise ceases in accordance with our restated certificate of incorporation or amended and restated bylaws.
Vote Required
The Class II directors being voted on this year are elected by a plurality of the votes actually cast. This means that the director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions have no effect on the outcome of the vote.
It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the board of directors unless such authority is withheld, either by affirmative vote of the stockholders or deemed withheld by the failure of stockholders to submit their votes. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

Information Concerning Director Nominees
The name and age as of October 21, 2019 of the nominee for director, his or her position with us, the year in which he or she first became a director, and certain biographical information as of October 21, 2019 is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Margaret Dillon	60	Director	2019
Michael Keller	59	Director	2019
Mike Rosenbaum	48	Chief Executive Officer and Director	2019

Margaret Dillon has served on our board of directors since September 2019. From December 1993 to September 2017, Ms. Dillon served in various roles at Liberty Mutual Insurance Company, a property and casualty insurer, including as Senior Vice President and Chief Financial Officer, Personal Insurance, and as Executive Vice President and Chief Customer Officer, U.S. Consumer Markets. Ms. Dillon holds both a B.S. in Computer Science and an M.S. in Finance from Boston College.
Our board of directors believes that Ms. Dillon is qualified to serve as a director based on her extensive and broad background in business management, including her experience as chief financial officer and chief customer officer of a Fortune 500 company, and her property and casualty insurance industry experience.
Michael Keller has served on our board of directors since September 2019. Mr. Keller currently serves as a consultant for MCK Consultants, LLC, an organization which he also owns and serves as principal of, which focuses on technology solutions for the insurance and financial services industries. From June 2001 to June 2018, Mr. Keller served as the Executive Vice President and Chief Information Officer at Nationwide Insurance and Financial Services, an insurance and financial services company. From January 1998 to May 2001, Mr. Keller served as Chief Technology Officer at JPMorgan Chase & Co. (Formerly Bank One), a commercial banking and financial services company. Mr. Keller holds a B.S. in Mathematics from the University of Michigan.

Our board of directors believes that Mr. Keller is qualified to serve as a director based on his extensive and broad background in business management, including his experience as chief information officer and chief technology officer, and his property and casualty insurance industry experience.

Michael (Mike) Rosenbaum is our Chief Executive Officer (“CEO”) and has served on our board of directors since he became our CEO in August 2019. Prior to joining Guidewire, Mr. Rosenbaum was EVP Product at salesforce.com, inc. (“Salesforce”), with responsibility for vision, strategy, product management, customer success and adoption from January 2016 to July 2019. Since joining Salesforce in 2005, Mr. Rosenbaum held several leadership positions and drove many of Salesforce’s most notable product achievements. Prior to joining Salesforce, Mr. Rosenbaum held various technology and marketing roles at Siebel Systems from 2002 to 2005 and served in the U.S. Navy as a submarine officer from 1994 to 1999. Mr. Rosenbaum holds a B.S. in Systems Engineering from the United States Naval Academy and an M.B.A. from the Haas School of Business at the University of California Berkeley.
Our board of directors believes that Mr. Rosenbaum is qualified to serve as a director because of his experience in growing a cloud company and his leadership abilities, including his experience in leading product development and go-to-market strategy at Salesforce.
Information Concerning Directors Continuing in Office
The name and age as of October 21, 2019 of each director continuing in office, his or her position with us, the year in which he or she first became a director, and certain biographical information as of October 21, 2019 is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Andrew Brown	56	Director	2013
Paul Lavin	57	Lead Independent Director	2014
Catherine P. Lego	63	Director	2019
Marcus S. Ryu	45	Chairman and Director	2001
Clifton Thomas Weatherford	73	Director	2007

Andrew Brown has served on our board of directors since 2013. Mr. Brown currently serves as CEO of Sand Hill East, LLC, which provides strategic management, investment, and marketing services to emerging companies. Mr. Brown is also a member of the boards of directors of Zscaler, Inc., a publicly traded company providing cloud security services, LMRKTS LLC, a company providing FX and Swaps compression utilities, Moogsoft, a next generation AI-Operations company, SiteHands, a company providing field engineering as a service, and Pure Storage, Inc., a publicly traded software-defined data storage solutions company. He is also CEO and co-owner of Biz Tectonics LLC, a privately held consulting company. From September 2010 to October 2013, Mr. Brown served as Group Chief Technology Officer of UBS, an investment bank. Prior to that, Mr. Brown served in a variety of executive management and leadership roles at a variety of leading banking companies including Bank of America, Merrill Lynch and Credit Suisse.  Mr. Brown holds a B.Sc. Honors Degree in Chemical Physics from University College London.
Our board of directors believes that Mr. Brown is qualified to serve as a director based on his extensive and broad background in business management, including his experience as chief technology officer of Fortune 500 companies, as well as his service on the board of directors of other technology companies.
Paul Lavin has served on our board of directors since 2014. Mr. Lavin serves as Executive Director of both American Health Holding and First Health Network, leading health insurance-related companies and subsidiaries of Aetna, holding those positions since 2008 and 2017, respectively. Prior to joining Aetna, Mr. Lavin was a Managing Director at KPMG Consulting/Bearingpoint, where his focus was on financial services, primarily insurance. Mr. Lavin was formerly a Senior Vice President at Prudential, an executive at Alexander & Alexander, a Principal at Mercer Management Consulting, and an auditor at Price Waterhouse, where he was a CPA. He holds both a B.S. in Economics and an M.B.A. from the University of Pennsylvania's Wharton School of Business.
Our board of directors believes that Mr. Lavin is qualified to serve as a director based on his executive leadership roles and broad industry expertise.
Catherine P. Lego has served on our board of directors since September 2019. Ms. Lego is currently a member of the board of directors of Cypress Semiconductor Corporation, a publicly traded semiconductor design and manufacturing company, where she serves as the chair of the audit committee and a member of the nominating and corporate governance committee; IPG Photonics Corporation, a publicly traded producer of high-power fiber lasers, where she has been the chair of the compensation committee since 2017 and a member of the audit committee since 2016; and Lam Research Corporation, a publicly traded wafer fabrication equipment company, where she has been the chair of the compensation committee since 2015 and a member of the nominating and governance committee since 2014, and was chair of the audit committee from 2009 to 2014. From 2013 to 2016, she was a member of the board of directors of Fairchild Semiconductor International Inc., a fabricator of power management devices, where she was a member of the compensation committee and nominating and governance committee. From 1989 to 2016, except from 2002-2004, she was a member of the board of directors of SanDisk Corporation, a publicly traded global developer of flash memory storage solutions, where she was the chair of the audit committee. From June 1992 to December 2018, Ms. Lego was an angel investor and financial consultant to early stage technology companies via Lego Ventures, LLC, where she served as its principal and owner. She previously practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego holds a B.A. in Economics and Biology from Williams College and an M.S. in Accounting from the New York University Stern School of Business.
Our board of directors believes that Ms. Lego is qualified to serve as a director based on her extensive and broad background in business management and her service on the boards of several public companies in the technology sector.

Marcus S. Ryu is the Chairman of our board of directors, a position he has held since August 2019. From 2010 to August 2019, Mr. Ryu was Guidewire’s President and CEO and had overall responsibility for our operations and strategic direction. Since co-founding the Company in 2001, he has held a variety of roles for the Company, including securing key customer relationships, communicating our value proposition, defining our product strategy, and has managed the engineering, sales, services, and strategy departments. He has served on our board of directors since 2001. Before Guidewire, Mr. Ryu was Vice President of Strategy at Ariba, Inc. and an Engagement Manager at McKinsey & Company. He currently serves as a member of the board of directors of BloomReach, Inc., a privately held company that offers a digital experience platform, and of Cornerstone OnDemand, Inc., a publicly traded platform provider for building application networks. He has an A.B. from Princeton University and a B.Phil. from New College, Oxford University.
Our board of directors believes that Mr. Ryu is qualified to serve as a director based on his experience as co-founder and former CEO of Guidewire and his extensive service across a broad spectrum of Guidewire functions, including strategy, business development, operations, engineering, and marketing.
Clifton Thomas Weatherford has served on our board of directors since 2007. Since 2003, Mr. Weatherford has served as a board member and financial consultant to several companies. From 1997 until 2003, he was Executive Vice President and Chief Financial Officer of Business Objects S.A., a provider of business intelligence software. Mr. Weatherford has served as a member of the SEC Advisory Committee on Accounting Standards. Within the past five years, Mr. Weatherford has also served on the boards of directors of Mellanox Technologies, Ltd., Tesco Corporation and Spansion, Inc. Mr. Weatherford holds a B.B.A. from the University of Houston.
Our board of directors believes that Mr. Weatherford is qualified to serve as a director based on his service on other public company boards and audit committees, broad industry expertise, extensive financial leadership experience and insight into SEC reporting and compliance.
Information Concerning Directors Continuing Until the 2019 Annual Meeting
The name and age as of October 21, 2019 of each director continuing in office until the 2019 annual meeting of stockholders, his position with us, the year in which he first became a director, and certain biographical information as of October 21, 2019 is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Guy Dubois	64	Director	2012
Peter Gassner	54	Director	2015

Guy Dubois has served on our board of directors since 2012. Mr. Dubois currently serves as Chairman of the Board of Access Group, a privately held company and a leading mid-market software solutions provider in the U.K. He is also a member of the board of directors of Ansys Inc., a publicly traded company that develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. Since 2013, he has served as Chairman of NewVoiceMedia, a privately held UK firm specializing in cloud contact center technology.  From 2013 to 2014, he was a Senior Advisor at Silver Lake, a leading private equity technology investor.  From July 2011 to July 2012, he held the position of CEO at TEMENOS, a banking software provider. Previously, Mr. Dubois held senior positions with Vantive, Sybase, Digital Equipment Corporation, MACH Group, Amdocs, Cramer Systems and PeopleSoft. Mr. Dubois graduated with a Master's Degree of Science & Business from Lille University and is also a graduate of the University of Lille Engineering School.
Our board of directors believes that Mr. Dubois is qualified to serve as a director based on his prior service as an executive leader of multiple technology companies, service on public and private company boards and knowledge of the software industry.
As previously announced, Mr. Dubois will not be standing for reelection at our 2019 annual meeting of stockholders and will be resigning from his committee roles, effective as of December 17, 2019, the date of our 2019 annual meeting of stockholders.
Peter Gassner has served on our board of directors since 2015 and as Chairman of the board since March 2017. Since 2007, Mr. Gassner has served as Chief Executive Officer and member of the board of directors of Veeva Systems Inc. Prior to that, from 2003 to 2005, Mr. Gassner served as Senior Vice President of Technology at Salesforce.com. From 1995 to 2003, Mr. Gassner served as Chief Architect and General Manager of PeopleTools at PeopleSoft. Mr. Gassner holds a B.S. in Computer Science from Oregon State University.
Our board of directors believes that Mr. Gassner is qualified to serve as a director based on his executive leadership roles and broad software industry expertise.
As previously announced, Mr. Gassner will be resigning from our board of directors, effective as of December 17, 2019, the date of our 2019 annual meeting of stockholders.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On the recommendation of our audit committee of the board of directors (the “Audit Committee”), our board of directors has appointed KPMG LLP (“KPMG”), independent public accountants, to audit our financial statements for the fiscal year ending July 31, 2020. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. Representatives from KPMG will attend the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.
In the vote on the ratification of the selection of KPMG as our independent registered public accounting firm, stockholders may:
•Vote in favor of ratification;
•Vote against ratification; or
•Abstain from voting on ratification.
Vote Required for Approval
Assuming a quorum is present, the selection of KPMG as our independent registered public accounting firm will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the annual meeting is obtained. In the event that the stockholders do not ratify the selection of KPMG, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2020.
Auditor Information
The types of services and aggregate fees billed or expected to be billed by KPMG with respect to our fiscal years 2018 and 2019 are as follows:

	Fiscal Year Ended July 31,
	2018	2019
Description of Services
Audit Fees (1)	$3,556,611	$2,686,392
Audit-Related Fees (2)	353,235	—
Tax Fees (3)	285,079	266,835
All Other Fees (4)	182,145	—
Total	$4,377,070	$2,953,227

(1)
Relates to (1) the audit of our annual financial statements and internal controls and adoption of Financial Accounting Standards Board ("FASB"), Accounting Standards Codification Topic ("ASC Topic") 606; (2) the review of the financial statements included in our quarterly reports; (3) services rendered in connection with issuance of a consent related to our registration statements on Form S-8; and (4) statutory audits required by non-U.S. jurisdictions. Audit Fees for fiscal year 2018 also includes services rendered in connection with our registration statements on Form S-3 related to our public offerings of equity and convertible debt in March 2018 such as comfort letters, consents, and review of documents filed with the SEC.

(2)	Relates primarily to due diligence services related to business combinations and services in connection with the Company's convertible debt transaction in March 2018.
(3)	Relates primarily to the research and development credit studies and international tax compliance services.
(4)	All Other Fees for fiscal year 2018 includes impact assessment services related to our implementation of finance enterprise resource planning system.
The Audit Committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG's independence and determined that they were compatible.
In accordance with its charter, the Audit Committee is required to pre-approve all audit and audit related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm. As part of its review, the Audit Committee furthermore considers whether the non-audit services will or may potentially impact the independence of our independent registered public accounting firm. During fiscal years 2018 and 2019, all services performed by KPMG for our benefit were pre-approved by the Audit Committee in accordance with its charter and all applicable laws, rules, and regulations.

PROPOSAL THREE:
NON-BINDING, ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, and the realization of increased stockholder value. Please refer to the “Compensation Discussion and Analysis” in our proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the fiscal year ended July 31, 2019.
The compensation committee of the board of directors (the “Compensation Committee”) annually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests.
The say-on-pay proposal is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.
Recommendation
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K. The following say-on-pay resolution is submitted for a stockholder vote at the annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Vote Required for Approval
The advisory approval of our executive compensation requires a majority of the shares present or represented by proxy and entitled to vote on the proposal at the annual meeting. As this is an advisory vote, the result will not be binding on the Company, our board of directors or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY.

PROPOSAL FOUR:
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS
Under our current restated certificate of incorporation (the “Current Certificate”), our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. We are asking stockholders to adopt the amendment and restatement of our Current Certificate (the “Amended and Restated Certificate”) to eliminate our classified board structure. Our board of directors has unanimously determined that it would be in the best interests of the Company and our stockholders to amend our Current Certificate to declassify our board of directors and provide for the annual election of all directors, as described below. We are asking our stockholders to approve the Amended and Restated Certificate, which is attached hereto as Annex A.
Current Classified Board Structure
Our Current Certificate divides our board of directors into three classes. Each class is elected for a three-year term, with the terms staggered so that approximately one third of the directors stand for election each year.
Proposed Declassification of the Board
At the 2018 annual meetings of stockholders, a majority of our stockholders voted in favor of a stockholder proposal requesting us to take action to declassify the board of directors within one year. After careful consideration of this issue, the board of directors has adopted a resolution supporting elimination of the classified board structure.
The proposed Amended and Restated Certificate would implement a gradual declassification of our board of directors and provide for the annual election of directors for one-year terms, commencing upon the expiration of the directors’ current terms. If adopted by the stockholders, the proposed Amended and Restated Certificate would first apply to directors standing for election beginning with the current 2019 annual meeting of stockholders, and the declassification of the board of directors would be phased in over a period of two years as follows: (i) at the 2019 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2020 annual meeting of stockholders, (ii) at the 2020 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2021 annual meeting of stockholders, and (iii) at the 2021 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.
The proposed Amended and Restated Certificate would not shorten the existing terms of the Class I and Class III directors. Accordingly, directors who previously have been elected for three-year terms or portions thereof will be entitled to complete those terms, and thereafter they or their successors would be elected for one-year terms at each annual meeting of stockholders. In the event of a vacancy caused by the resignation of any Class I or Class III director prior to the completion of his or her term, any replacement director appointed by our board of directors would serve until the next annual meeting, rather than the remainder of such Class I or Class III director’s term. Beginning with the 2021 annual meeting of stockholders the entire board of directors would stand for election annually for one-year terms.
This description of the proposed Amended and Restated Certificate is a summary and is qualified by the full text of the proposed Amended and Restated Certificate, which is attached to this proxy statement as Annex A and is marked to show the changes described above.
Rationale for Declassification
Our board of directors is committed to acting with integrity and rationality to implement strong corporate governance policies and promote stockholder value. In determining whether to propose the declassification of our board of directors, as described above, our board of directors carefully reviewed the arguments for and against a classified board structure, the recommendation of the NCG Committee, and the results of the 2018 stockholder proposal to declassify the board of directors.
Our board of directors recognizes that a classified structure can offer several advantages, including protection and optimization of stockholder value by safeguarding against a hostile takeover, promoting the stability and long-term focus of the board of directors through three-year terms, enhancing the independence of non-management directors by providing them with a longer term of office and insulating them against pressure from management or special interest groups, and attracting high quality directors who are willing to commit the time and resources to develop a deep understanding of the Company.
Our board of directors also recognizes that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. In addition, our board of directors believes it is important for the board of directors to maintain stockholder confidence by demonstrating that it is responsive and accountable to our stockholders.
After consideration of the foregoing and other factors, our board of directors has unanimously determined that it is in the best interests of the Company and our stockholders to eliminate the classified board structure. Therefore, our board of directors has unanimously approved the proposed Amended and Restated Certificate.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote at the 2019 annual meeting is required to approve the Amended and Restated Certificate. Shares that are voted “abstain” are treated as the same as voting “against” this proposal.
If our stockholders approve the Amended and Restated Certificate, our board of directors has authorized our officers to file the Amended and Restated Certificate with the Delaware Secretary of State, and the Amended and Restated Certificate would become effective upon acceptance by the Delaware Secretary of State. Our board of directors intends to make that filing if, and as soon as practicable after, this proposal is approved at the 2019 annual meeting.
If our stockholders do not approve the Amended and Restated Certificate, then the Amended and Restated Certificate will not be adopted, and the current classified structure of the board of directors and the Current Certificate will remain in place.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS.

PROPOSAL FIVE:
STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR THE ELECTION OF DIRECTORS, IF PROPERLY PRESENTED AT THE ANNUAL MEETING

Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, has notified us that her designee, John Chevedden, intends to introduce the following resolution at the 2019 annual meeting. Ms. Young has notified us that she has been a stockholder for over a year and intends to continue to be a stockholder until after the date of the 2019 annual meeting. Ms. Young has informed us that, as of June 17, 2019, she beneficially owned 25 shares of our common stock.

In accordance with the proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us, other than minor formatting changes. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of that stockholder proposal.

The board of directors does not support the adoption of this proposal at this time and in this form, and asks stockholders to consider the response following the proponent’s statement. The board of directors recommends you vote AGAINST this proposal.

Proposal Five - Elect Directors by Majority Vote

Resolved: The shareholders of Guidewire Software, Inc. (‘Guidewire’ or ‘Company’) hereby request that our Board of Directors initiate the appropriate process as soon as possible to amend our Company’s policies, articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats. This proposal includes that a director who receives less than such a majority vote be removed from the board immediately or as soon as a replacement director can be qualified on an expedited basis. If such a director has key experience, they can transition to being a consultant or a director emeritus.

Supporting Statement: To provide shareholders a meaningful role in director elections, our Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard when only board nominated candidates are on the ballot.

This will establish a more meaningful vote standard for board nominees and could lead to improved performance. Under our Company’s current voting system, a director can be elected if all shareholders oppose the director but one shareholder votes FOR, if even by mistake.

More than 90% of companies in the S&P 500 have adopted majority voting for uncontested elections, as have 67% of the S&P 600 companies.

In the most recent proxy season, 100% of shareholders resolutions on this topic passed, winning an average of 98% of the vote. For example, it won 99.9% at Umpqua Holdings, Trex, and Herman Miller; 99.8% at Boston Scientific and CNB Financial; and 98.7% at FirstEnergy.

BlackRock’s proxy voting guidelines includes the following: “Majority voting standards assist in ensuring that directors who are not broadly supported by shareholders are not elected to serve as their representatives.” Among our Company’s largest shareholders: Wellington and BAMCO voted in favor of 100% of shareholder proposals on this topic. Vanguard and BlackRock voted in favor of 83% of such proposals.

This proposal should also be seen in the context that our Company maintains a classified board, shareholders have no right to act by written consent, to call special meetings or to proxy access to nominate directors. A supermajority vote is required to amend certain bylaws. In short, our Board is locked into an out-dated governance structure that reduces board accountability to shareholders.

How we elect directors is just one of many needed reforms. Please vote FOR.

Elect Directors by Majority Vote - Proposal Five

Statement of the Board of Directors Recommending a Vote AGAINST Stockholder Proposal Five

Our board of directors has carefully considered the above stockholder proposal and believes that the specific provisions of the stockholder proposal are not in the best interest of the Company and its stockholders. Consequently, our board of directors recommends a vote AGAINST the stockholder proposal.

Under our current amended and restated bylaws, directors are elected under a plurality voting standard, which is the default standard under Delaware law. Under the plurality voting standard, the director nominee with the most affirmative votes for a particular seat is elected to that seat. Under the majority voting standard, each director nominee must receive the affirmative vote of the majority of votes cast in order to be elected. While our board of directors understands that majority voting is seen as providing some benefits, it does not believe the mandate contained in the stockholder proposal that any director “who receives less than such a majority vote be removed from the board immediately or as soon as a replacement director can be qualified on an expedited basis” is in the best interest of the Company and its stockholders. Our board of directors believes that such mandatory consequential resignation by directors who do not receive the requisite vote does not provide our board of directors with any discretion to consider the circumstances, interests and needs of the Company and its stockholders, as well as legal requirements, and could, therefore, be detrimental to the Company.

Our board of directors also notes that it has put forth a proposal for the 2019 annual meeting of stockholders to declassify our board of directors.

Procedural Matters

If approved, the stockholder proposal would not automatically provide for majority voting for the election of directors. The stockholder proposal is non-binding and requests that our board of directors initiate the appropriate process as soon as possible to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders, with a plurality vote standard retained for contested director elections, and that a director who receives less than such a majority vote be removed from the board immediately or as soon as a replacement director can be qualified on an expedited basis. In order to provide for majority voting for the election of directors, a formal amendment to our amended and restated bylaws would be required. Therefore, a vote in favor of the stockholder proposal would constitute a recommendation that our board of directors initiate this amendment process.

Vote Required for Approval

The advisory approval of the above stockholder proposal regarding majority voting for the election of directors requires a majority of the shares represented and entitled to vote on the proposal at the annual meeting. As this is an advisory vote, the result will not be binding on the Company or our board of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR THE ELECTION OF DIRECTORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent the Company specifically incorporates it by reference into such filing.
Role of the Audit Committee
The Audit Committee operates under a written charter adopted by our board of directors in connection with the Company's initial public offering, which provides that its functions include the oversight of the quality of the Company's financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of the Company's independent registered public accounting firm including reviewing their independence; reviewing and approving the planned scope of the Company's annual audit; reviewing and pre-approving any non-audit services that may be performed by the Company's independent registered public accounting firm; reviewing with management and the Company's independent registered public accounting firm the adequacy of internal financial controls; and reviewing the Company's critical accounting policies and estimates and the application of U.S. generally accepted accounting principles (“GAAP”). The Audit Committee held nine meetings during fiscal year 2019.
The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. Management is responsible for the Company's internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and an independent audit of the Company's internal control over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee's responsibility is to monitor and oversee this process.
Review of Audited Financial Statements for Fiscal Year Ended July 31, 2019
The Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended July 31, 2019 with management. The Audit Committee discussed with KPMG the matters required to be discussed under the PCAOB standards.
The Audit Committee received the written disclosures and the letter from KPMG required by PCAOB regarding KPMG's communications with the Audit Committee concerning independence (Communication with Audit Committees Concerning Independence) and the Audit Committee has discussed with KPMG its independence from the Company and its management.
The Company's management has established and the Audit Committee has reviewed and approved procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by the Company's employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.
Based on the Audit Committee's review and discussions with management and KPMG, the Audit Committee recommended to our board of directors that the Company's audited consolidated financial statements be included in the Company's 2019 Annual Report on Form 10-K for filing with the SEC.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that KPMG is in fact “independent.”
THE AUDIT COMMITTEE
Clifton Thomas Weatherford (Chair)
Andrew Brown
Margaret Dillon
Catherine P. Lego

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our board of directors, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the board of directors selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.
Our board of directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules, and the listing standards of the New York Stock Exchange (“NYSE”).
Besides verifying the independence of the members of our board of directors and committees (which is discussed in the section titled “Independence of the Board of Directors” below), at the direction of our board of directors, we also:
•Periodically review and make necessary changes to the charters for our audit, compensation, nominating and corporate governance, business opportunities, and risk committees;
•Have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
•Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and
•Have a code of business conduct and ethics that applies to our officers, directors, and employees.
In addition, we have adopted a set of corporate governance guidelines. The NCG Committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the board of directors concerning corporate governance matters. Our corporate governance guidelines address such matters as:
•Director Independence - Independent directors must constitute at least a majority of our board of directors;
•Monitoring Board Effectiveness - Our board of directors must conduct an annual self-evaluation of the board of directors and its committees;
•Chairman of the Board - The roles and responsibilities of the Chairman of the Board are generally described in our corporate governance guidelines, as described under the section titled, “Chairman of the Board” below;
•Lead Independent Director - The roles and responsibilities of the Lead Independent Director are generally described in our corporate governance guidelines, as described under the section titled, “Lead Independent Director” below;
•Executive Sessions of Directors - The Chairman of the Board regularly leads meetings among non-employee directors without management present and the Lead Independent Director regularly leads meetings among the independent directors;
•Board Access to Independent Advisors - Our board of directors as a whole, and each of its committees separately, have authority to retain independent consultants, counselors, or advisors as each deems necessary or appropriate; and
•Board Committees - All members of the audit, compensation, and nominating and corporate governance committees are independent in accordance with applicable NYSE criteria.
Copies of our corporate governance guidelines, code of business conduct and ethics, and committee charters can be found on our Internet website at www.guidewire.com under “About Us/Investor Relations/Corporate Governance.”
Meetings of the Board of Directors
Our board of directors held seven meetings in fiscal year 2019. During fiscal year 2019, each director attended at least 75% of all meetings held of the board of directors and the committees on which he or she served at the time. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, including our CEO, principal financial officer, and principal accounting officer. During fiscal year 2019, no waivers were granted from any provision of the code of business conduct and ethics.
A copy of our code of business conduct and ethics is available on our Internet website at www.guidewire.com under “About Us/Investor Relations/Corporate Governance” and may also be obtained without charge by contacting our Secretary at Guidewire

Software, Inc., 2850 S. Delaware St., Suite 400, San Mateo, California 94403. We intend to post any amendments to or waivers of our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer, or principal accounting officer) on our website.
Stockholder Communications with the Board of Directors
Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o Guidewire Software, Inc., 2850 South Delaware St., Suite 400, San Mateo, California 94403. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our Audit Committee and handled in accordance with applicable procedures established by the Audit Committee.
For a stockholder communication directed to an individual director in his or her capacity as a member of our board of directors, to our Chairman of the Board, or our Lead Independent Director, stockholders and other parties interested in communicating directly with such director may do so by writing to: Board of Directors, c/o Guidewire Software, Inc., 2850 South Delaware St., Suite 400, San Mateo, California 94403, Attention: [Name of Individual Director].
Our General Counsel, in consultation with members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the relevant member or members of our board of directors, or if none is specified, to our Chairman of the Board.
Independence of the Board of Directors
Consistent with our corporate governance guidelines and NYSE rules, our board of directors has determined that, as of the date of this proxy statement, eight out of the ten members of our board of directors are “independent,” the two non-independent members being Mike Rosenbaum, our CEO, and Marcus S. Ryu, our former President and CEO. Our board of directors considered Michael Keller’s consultant role as chairman of our Strategic Customer Advisory Council, a role he began in April 2019, the compensation we paid him, which was less than $120,000 in fiscal year 2019, and determined that he is independent under our corporate governance guidelines and NYSE rules. In addition, all members of the Audit, Compensation, and Nominating and Corporate Governance committees satisfy such independence criteria.
Structure of the Board of Directors
The positions of CEO and Chairman of the Board are separated. Our board of directors believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Chairman of the Board is Marcus Ryu, who is not independent, based on his service as a Company executive within the prior three years. Our board of directors has appointed Paul Lavin as our Lead Independent Director. We believe having a Lead Independent Director is an important governance practice given that the Chairman of the Board, Mr. Ryu, is not an independent director. This structure optimizes the roles of CEO, Chairman of the Board, and Lead Independent Director and provides us with sound corporate governance in the management of our business.
Chairman of the Board
The duties of the Chairman of the Board include: (i) collaborating with the CEO on the Company's strategy, product roadmap, management organization, acquisitions, and legal matters, (ii) reviewing meeting agendas of the board of directors in consultation with the CEO, (iii) presiding over meetings of the board of directors, (iv) approving meeting schedules to ensure that there is sufficient time for discussion of all items, (v) serving as a liaison between our CEO and our board of directors, and (vi) leading the board of directors' annual evaluation process of the CEO.
Lead Independent Director
The duties of the Lead Independent Director include (i) chairing executive sessions of independent directors, (ii) presiding over meetings of the board of directors in the Chairman of the Board’s absence, (iii) serving as liaison between the Chairman of the Board and the independent directors, (iv) approving meeting agendas for our board of directors (created by the CEO and Chairman of the Board), and ensuring there is sufficient time for discussion of all agenda items, (v) providing input on the amount and type of information shared with our board of directors (the Chairman of the Board and CEO are responsible for determining and gathering such information), (vi) having authority to call meetings of the independent directors, and (vii) if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Executive Sessions
The board of directors regularly holds executive sessions without the presence of executive management. The sessions are scheduled and led by our Chairman of the Board. We also regularly hold sessions of our independent directors led by our Lead Independent Director. Any director can request additional executive session(s) be scheduled.

Director Attendance at Annual Stockholder Meetings
Directors are encouraged, but not required, to attend our annual meeting of stockholders. Six of the seven directors serving as of December 6, 2018 attended the 2018 annual meeting of stockholders.
Board's Role in Risk Oversight
Our board of directors has overall responsibility for our risk oversight with a focus on the most significant risks. The board of director's risk oversight process builds upon management's risk assessment and mitigation processes. Our enterprise risk management program is overseen by our general counsel and chief financial officer. Individual risks are identified and prioritized based on their overall impact to the organization in the context of significance and likelihood. The most significant risks are then identified to the board of directors and each significant risk is individually evaluated, including a review of mitigating activities related to such risk and a discussion is undertaken between the board of directors and management. The management team communicates regularly with the board of directors, through the Audit Committee, regarding management's ongoing enterprise risk management assessments. Our board of directors also receives committee reports from each of the standing committees of the board of directors periodically to assist it in overseeing the Company's enterprise risk management. In addition, the Risk Committee assists our board of directors in its oversight of key risks, including risks related to operations, business continuity, information security, and data management and privacy. The Risk Committee also assists our board of directors in oversight of guidelines, policies, and processes for monitoring and mitigating such key risks. The board of directors also considers and discusses with management the processes in place relating to enterprise risk management and any potential changes to be made to such processes going forward. Additional review or reporting of enterprise risks is conducted as needed or as requested by the board of directors or any of its committees.
Compensation Plans Risk Assessment
As part of its oversight function, our board of directors and our Compensation Committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Compensation Committee has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Whistleblower Procedures
In accordance with the Sarbanes-Oxley Act, we have established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters. If an individual has a concern regarding questionable accounting, internal accounting controls, or auditing matters, or the reporting of fraudulent financial information, such individual may report his or her concern by sending a letter (which may be anonymous at the discretion of the reporting person) to us at our principal executive offices to the attention of the general counsel and to the chair of the Audit Committee. Individual employees may also report their concerns by telephone or online (which may be anonymous at the discretion of the reporting person) by using our ethics reporting system accessible through our dedicated reporting website. Such complaints received by telephone or via online reporting system are promptly sent to the general counsel and to the chair of the Audit Committee.
Committees of the Board of Directors
Our board of directors uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full board of directors. Each committee reviews the progress and results of its meetings with the full board of directors and makes recommendations to our board of directors as and when appropriate. Our board of directors presently has five standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Business Opportunities Committee, and a Risk Committee. Each of the five standing committees of our board of directors described below operates pursuant to a written committee charter that is available to stockholders on our Internet website at www.guidewire.com under “About Us/Investor Relations/Corporate Governance.”
The following is a summary of our committee structure and membership information as of the date of this proxy statement:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Business Opportunities Committee	Risk Committee
Andrew Brown	Member	Chairperson	—	—	Member
Margaret Dillon	Member	—	Member		—
Guy Dubois	—	Member	Member	—	—
Peter Gassner	—	—	Member	—	—
Michael Keller	—	Member	—		Chairperson
Paul Lavin	—	Member	Chairperson	—	—
Catherine P. Lego	Member	—	Member		—
Mike Rosenbaum	—	—	—	Member	—
Marcus S. Ryu	—	—	—	Chairperson	—
Clifton Thomas Weatherford	Chairperson	—	—	Member	—
Audit Committee
The Audit Committee met nine times in fiscal year 2019. The board of directors has determined that each of the members of the Audit Committee (1) is “independent” as defined by current NYSE listing standards and (2) meets the independence requirements of Rule 10A of the Exchange Act. Each of Mr. Weatherford and Ms. Lego qualifies as a “financial expert” as defined by SEC rules. Pursuant to its charter, the Audit Committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, and other significant financial matters. In discharging its duties, the Audit Committee:
•Has the sole authority to appoint, compensate, retain, oversee, and terminate the independent registered public accounting firm;
•Reviews and approves the scope of the annual audit;
•Reviews and pre-approves the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees;
•Reviews the integrity of our financial reporting process;
•Reviews our financial statements, disclosures and filings with the SEC;

•Reviews and approves an annual report of the Audit Committee for inclusion in this proxy statement;
•Reviews disclosures from our independent registered public accounting firm regarding independence standards;
•Reviews and, if appropriate, approves, related-party transactions;
•Oversees procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters; and
•Annually reviews and assesses its performance and the adequacy of its charter.

Compensation Committee
The Compensation Committee met five times in fiscal year 2019. The board of directors has determined that each of the members of the Compensation Committee is (1) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, (2) an “outside director” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) and (3) “independent” as defined by current NYSE listing standards.
The Compensation Committee's specific responsibilities include the following:
•Overseeing our compensation and benefits policies generally;
•Evaluating the performance of our executives;
•Overseeing, evaluating the performance of and setting compensation for our executive officers;
•Reviewing and approving any employment, severance, and change of control agreements with our executive officers, as well as any other compensation arrangements;
•Evaluating and recommending equity grants and compensation for our directors;
•Acting as administrator of our equity compensation plans;
•Reviewing an annual discussion and analysis on executive compensation for inclusion in our annual proxy statement;
•Overseeing all matters relating to stockholder advisory voting on executive compensation for our named executive officers (“say-on-pay”), the frequency of such voting, and stockholder advisory voting regarding change of control or “golden parachute” payments;
•Retaining or obtaining the advice of compensation consultants, legal counsel, and/or other advisers on compensation arrangements;
•Reviewing and approving the peer group of companies used to inform the Company's evaluation of compensation for its CEO, other executive officers, and directors;
•Reviewing any risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a material adverse effect on the Company; and
•Annually reviewing and assessing its performance and periodically reviewing the adequacy of its charter.
Nominating and Corporate Governance Committee
The NCG Committee met two times in fiscal year 2019. The board of directors has determined that each of the members of the NCG Committee is “independent” as defined under current NYSE listing standards. Pursuant to its charter, the NCG Committee is responsible for, among other things:
•Making recommendations to our board of directors regarding nominees to the board of directors proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the board of directors;
•Evaluating and recommending to our board of directors any revisions to our corporate governance guidelines;
•Establishing criteria for membership on the board of directors and its committees, including criteria as to director independence;
•Overseeing the process for evaluating the performance of our board of directors and its committees;
•Evaluating the current composition, organization, and governance of our board of directors and its committees, determining future requirements and making recommendations to our board of directors for approval;

•Reviewing conflicts of interest policies; and
•Annually reviewing and evaluating its performance, including compliance with its charter.
Business Opportunities Committee
The Business Opportunities Committee (“BOC”) did not meet in fiscal year 2019. Pursuant to its charter, the BOC may meet as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities, including, among other things:
•Reviewing acquisition strategies with the Company’s management;
•In conjunction with management, recommending acquisition strategies and potential targets to the Company’s board of directors, as appropriate;
•Authorizing and approving term sheets or letters of intent for certain strategic transactions by the Company, as outlined in the committee's charter; and
•Periodically reviewing the committee's charter, compliance with the same and general committee performance.
Risk Committee
The Risk Committee ("Risk Committee") was established in September 2019. Pursuant to its charter, the Risk Committee may meet as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities, including, among other things:
•Reviewing key risk exposures, including risks related to operations, business continuity, information security, and data management and privacy; the steps the Company has taken to detect, monitor and actively manage such exposures; and the Company’s risk assessment and risk management policies relating to such exposures;
•Reviewing and discussing with management the tone and culture within the Company regarding such key risks;
•Reviewing management actions on significant compliance matters related to such key risks and the Company’s compliance with applicable laws and regulations related to such key risks; and
•Reviewing reports on selected key risk topics as the Risk Committee deems appropriate.
Consideration of Director Nominees
Stockholder Nominees. Our amended and restated bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see the section titled “Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares - How can stockholders submit a proposal for inclusion in our proxy statement for the 2020 annual meeting?” above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG Committee. The NCG Committee's policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG Committee seeks to balance an individual's knowledge, experience and capabilities and compliance with the membership criteria set forth below under the section titled “Director Qualifications.”
Director Qualifications. Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG Committee for a position on our board of directors. These include judgment, diversity, skills, background, and experience in light of our board of directors' present composition and the current challenges and needs of our board of directors and its committees. The NCG Committee also takes into account the independence, financial literacy, and financial expertise standards required under our corporate governance guidelines and committees' charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate's present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background and experience, we do not have a formal policy that requires nominees to meet specific criteria.
Identifying and Evaluating Nominees for Directors. The NCG Committee utilizes a variety of methods to identify and evaluate director nominees. The NCG Committee plans to assess the appropriate size of our board of directors from time to time and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG Committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG Committee through current board of director members, professional search firms engaged by the NCG Committee, stockholders,     or others. These candidates may be evaluated at meetings of the NCG Committee and may be considered at any point during the year.

EXECUTIVE OFFICERS OF THE REGISTRANT
Our executive officers, and their ages and positions as of October 21, 2019, are set forth below:

Name	Age	Position(s)
Mike Rosenbaum	48	Chief Executive Officer
Curtis Smith	54	Chief Financial Officer
Priscilla Hung	52	Chief Operating Officer
James Winston King	48	Chief Administrative Officer, General Counsel and Secretary
Michael Polelle	55	Chief Delivery Officer
Steven Sherry	62	Chief Sales Officer
Mike Rosenbaum. See the section titled "Proposal One: Election of Directors" for Mr. Rosenbaum's biographical information.
Curtis Smith has served as our Chief Financial Officer since March 2018. From 2014 to 2018, Mr. Smith served as Chief Financial Officer at Infusion Software, Inc., a privately-held cloud-based sales and marketing automation company. From 2010 to 2013, Mr. Smith served as Chief Financial Officer at Keynote Systems, Inc., a publicly traded cloud-based digital performance management software company. Prior to that, Mr. Smith held leadership positions at investment banks focused on the software industry, including Credit Suisse First Boston Technology Group. Mr. Smith holds an M.B.A. degree from the University of Southern California and a B.A. from Brigham Young University.
Priscilla Hung has served as our Chief Operating Officer since June 2017. She also served as our Chief Administrative Officer from September 2014 to June 2017, our Senior Vice President of Operations & Corporate Development from September 2012 to September 2014, our Vice President of Operations from 2010 to 2012, and our Vice President of Corporate Development & Alliances from 2005 to 2010. Prior to joining Guidewire, from 2000 to 2005, Ms. Hung held several management positions at Ariba Inc., including the Director of Operations and Director of Global Channels and Alliances. Ms. Hung holds an M.Eng. Degree in Industrial Engineering and Operations Research from Cornell University.
James Winston King has served as our General Counsel and Secretary since January 2013 and has served as our Chief Administrative Officer since June 2018. Before joining Guidewire, Mr. King worked at Infogroup, Inc., a multinational data, marketing services and research firm, from 2007 to 2012, where he most recently was EVP, General Counsel and Secretary. Prior to that, Mr. King practiced with the WilmerHale law firm in its Washington, DC office. Mr. King holds an A.B. in Economics from Duke University and a J.D. from Vanderbilt University School of Law.
Michael Polelle has served as our Chief Delivery Officer since March 2015. He also served as our Chief Customer Officer from April 2014 to March 2015. Prior to joining Guidewire, Mr. Polelle was Senior Vice President for Americas Services for JDA, a leading supplier of enterprise supply chain systems, from May 2010 to April 2014. Prior to that, Mr. Polelle served as Vice President of North American Services for both Manugistics, a supplier of resource planning and supply chain software, from March 2000 to May 2005, and QAD, an Enterprise Resource Planning software provider, from May 2005 to May 2010. He holds a B.S. in Applied Math, Engineering, and Physics from the University of Wisconsin and an M.B.A. in Operations Management from the University of Minnesota.
Steven Sherry has served as our Chief Sales Officer since November 2017. He also served as our Global Head of Sales from March 2016 to September 2017 and our Group Vice President from September 2005 to March 2016. Prior to joining Guidewire, he served as Area Vice President for Oracle Corporation as well as Vice President for Worldwide Sales at Siemens Corporation. Mr. Sherry has a B.S. in Marketing and Business from Arizona State University.

INFORMATION REGARDING COMPENSATION OF DIRECTORS
AND EXECUTIVE OFFICERS
Director Compensation
We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between our directors and our executives, both during and between formal meetings, as well as to compensate our directors for their time and effort. Further, we believe that it is important to align the long-term interests of our non-employee directors with those of the Company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment.
The Compensation Committee reviews non-employee director compensation approximately every two years, unless circumstances warrant a more frequent review, such as to determine the appropriate compensation for a new committee of the board of directors. The Compensation Committee last reviewed non-employee director compensation in December 2018. In doing so, the Compensation Committee reviewed and considered a peer group study prepared by its executive compensation advisor, Radford, an Aon Hewitt company ("Radford"). The Compensation Committee did not strictly target any specific levels of pay, and instead, used the comparative market data provided by Radford as an important reference point in its decision-making process. Based on its review, for fiscal year 2019, the Compensation Committee did not recommend any changes to non-employee director compensation from fiscal year 2018. In September 2019, for fiscal year 2020, the Compensation Committee recommended that our board of directors approve an additional cash retainer of $50,000 for service as our Lead Independent Director, as well as annual cash retainers of $15,000 and $7,500 for service on our Risk Committee as Chair and a non-Chair member, respectively.
Our non-employee directors receive an annual cash retainer for board and committee service in addition to equity compensation, as set forth in further detail in the table below. Our non-employee directors do not receive fringe or other benefits. Directors who are also one of our employees are not entitled to additional compensation for serving as a director.

Position		Annual Cash Retainer ($) (1)	Equity Compensation (2)
Board of Directors Membership		50,000	Initial grant of restricted stock units ("RSUs") with a value of $200,000 (pro-rated) and annual grant of RSUs with a value of $200,000
Position		Additional Annual Cash Retainer ($)	Additional Equity Compensation ($)
Chairman of the Board of Directors		50,000	None
Lead Independent Director		50,000	None
Audit Committee	Chair	20,000	None
	Non-Chair Member	10,000	None
Compensation Committee	Chair	15,000	None
	Non-Chair Member	7,500	None
Nominating and Corporate Governance Committee	Chair	10,000	None
	Non-Chair Member	5,000	None
Business Opportunities Committee	Chair	15,000	None
	Non-Chair Member	7,500	None
	Non-Committee Project Members	1,000 per meeting(3)	None
Risk Committee	Chair	15,000	None
	Non-Chair Member	7,500	None

(1)	The annual cash retainers are payable in monthly installments.
(2)
The RSU grants vest on the one-year anniversary of the grant. However, if the non-employee director's service ends at the next annual meeting of stockholders and such meeting occurs before the one-year anniversary of the grant, the RSU shall be fully vested on the date of such annual meeting.

(3)
Non-committee project members are appointed to lend their expertise to specific matters under consideration by this committee and will be paid $1,000 per meeting. Such non-committee project members will not receive any additional retainer for service to this committee other than the standard $50,000 annual retainer for board membership.

The table below shows the compensation received or earned by each of our non-employee directors during fiscal year 2019. Of our directors during fiscal year 2019, Marcus S. Ryu was the only employee and did not receive any additional compensation for his services as our director during this time. Mr. Ryu was a named executive officer for fiscal year 2019 and information regarding his compensation for such year is presented below in the “Summary Compensation Table”.
DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Andrew Brown (2)	81,000	177,233	258,233
Craig Conway(3)	29,600	177,233	206,833
Guy Dubois (4)	70,000	177,233	247,233
Peter Gassner (5)	105,000	177,233	282,233
Paul Lavin (6)	77,500	177,233	254,733
Clifton Thomas Weatherford (7)	79,000	177,233	256,233

(1)
The amounts shown reflect the aggregate grant date fair value of RSUs granted during fiscal year 2019, determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the non-employee directors during fiscal year 2019. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 8 of the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.

(2)	As of July 31, 2019, Mr. Brown held options to purchase 4,308 shares of our common stock and 2,091 RSUs.
(3)	Mr. Conway resigned from our board of directors effective January 7, 2019. As of July 31, 2019, Mr. Conway did not hold any options to purchase shares of our common stock or RSUs.
(4)	As of July 31, 2019, Mr. Dubois held options to purchase 4,308 shares of our common stock and 2,091 RSUs.
(5)	As of July 31, 2019, Mr. Gassner held 2,091 RSUs.
(6)	As of July 31, 2019, Mr. Lavin held options to purchase 2,621 shares of our common stock and 2,091 RSUs.
(7)	As of July 31, 2019, Mr. Weatherford held 2,091 RSUs.
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to non-employee directors. The stock ownership guidelines require that each non-employee director own shares of our common stock equal to at least three times his or her annual cash retainer, by the first July 31st that occurs following the three-year anniversary of his or her initial election to our board of directors (or if later, July 31, 2018).
Compensation Committee Interlocks and Insider Participation
During fiscal year 2019, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Andrew Brown (Chair)
Guy Dubois
Michael Keller
Paul Lavin

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

•	Marcus S. Ryu, our former President and Chief Executive Officer (our “CEO”);

•	Curtis Smith, our Chief Financial Officer (our “CFO”);

•	Priscilla Hung, our Chief Operating Officer;

•	James Winston King, our Chief Administrative Officer and General Counsel; and

•	Steven Sherry, our Chief Sales Officer.
We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “Named Executive Officers.”
Effective August 3, 2019, Mr. Ryu transitioned from his role as our President and CEO to Chairman of the Board and we appointed Mike Rosenbaum as our new CEO.
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2019.
This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.
Executive Compensation Philosophy and Objectives
We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements and the emergence of new market entrants. To succeed in this environment, we need to attract and retain a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.
We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers compensation and benefit packages that are fair and reasonable, are competitive within our market, are focused on long-term value creation, and reward the achievement of our strategic, financial, and operational objectives.
Accordingly, we have oriented our executive compensation program to observe the following basic principles and objectives:

•	provide total compensation opportunities that enable us to recruit and retain executive officers with the experience and skills to manage our growth and lead us to the next stage of development;

•	provide total compensation opportunities that are consistent with our business goals;

•	provide cash compensation that is market-based and, in the case of cash-based incentives, establish a direct and meaningful link between business results, individual performance, and rewards;

•
provide equity-based compensation that enables our executive officers to share in our financial results and that establish a clear alignment between their interests and the interests of our stockholders;

•	provide a core level of welfare and other benefits; and

•	maintain compensation policies and practices that reinforce a culture of ownership, excellence, and responsiveness.

Compensation Program Design
To date, the compensation of our executive officers, including the Named Executive Officers, has typically consisted of base salary, a cash bonus opportunity, and equity compensation in the form of RSUs subject to performance-based vesting conditions tied to corporate financial and operational metrics (“Performance-Vesting RSUs”), RSUs subject to performance-based vesting conditions tied to total shareholder return (“TSR” and such RSUs, the “TSR RSUs”), and RSUs subject to time-based vesting conditions (“Time-Vesting RSUs”). Of these components, only base salary is fixed while the other components are variable based on the performance of both the Company and the individual executive officer, measured against specific objectives that are determined in advance.
The key component of our executive compensation program has been equity awards in the form of Performance-Vesting RSUs, TSR RSUs, and Time-Vesting RSUs. We use equity-based awards as we deem appropriate to offer our employees, including our executive officers, long-term equity incentives that align their interests with the long-term interests of our stockholders.
We also have offered cash compensation in the form of base salaries, to reward individual contributions and compensate our executive officers for their day-to-day responsibilities, and annual cash bonuses, to drive and incentivize our executive officers to achieve our short-term strategic and operational objectives.
In addition to these elements of our executive compensation program, we also provide executive officers, including our Named Executive Officers, with certain other indirect benefits, including participation in certain post-employment compensation arrangements. For a description of these other features of our compensation program, please refer to the section below titled “Executive Compensation Program Elements-Welfare and Other Benefits” and “Executive Agreements and Termination of Employment Arrangements.”
We evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we review executive compensation annually. As part of this review process, we apply our values and the objectives outlined above, while also considering whether our proposed compensation ensures that we remain competitive for talent, that we meet our retention objectives and that our cost of replacement for a key employee is reasonable.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and for determining the compensation of our executive officers, including the Named Executive Officers. In addition, the Compensation Committee provides strategic direction to management regarding the overall corporate compensation philosophy. The Compensation Committee operates pursuant to a written charter that has been approved by our board of directors.
Typically, in the first quarter of each fiscal year, the Compensation Committee reviews the compensation of our executive officers, decides whether to make any adjustments to their base salaries, designs an executive bonus plan, including the corporate performance measures and objectives to be used for purposes of determining their annual cash bonuses for the current fiscal year, and determines whether to approve any equity awards. In addition, at that time, the Compensation Committee evaluates the performance of the Company, as well as the individual performance of each executive officer, as applicable, to determine whether to pay cash bonuses for the previous fiscal year and, if so, the amount of any such bonuses.
In determining executive compensation for fiscal year 2019, the Compensation Committee reviewed and considered various market data presented by Radford, as well as our overall financial plan. The Compensation Committee did not strictly set compensation at a specific level of pay; however, the Compensation Committee took into account the 50th percentile of our peer group's pay, as well as other factors, including individual performance, role and tenure, in setting our executive compensation. Accordingly, the comparative market data provided by Radford was one reference point and one factor, among others, in our compensation decision-making process.
The Compensation Committee has not delegated any of its authority with respect to executive compensation matters.
Role of Senior Management
Typically, the Compensation Committee seeks the input of our CEO when discussing the performance of and compensation for our executive officers, including the other Named Executive Officers other than the CEO. In this regard, our CEO reviews the performance of the other executive officers, including the other Named Executive Officers, annually and presents to the Compensation Committee his conclusions and other input as to their compensation, including base salary adjustments, cash bonus payouts, and equity awards. The Compensation Committee uses this input as one factor in its deliberations to determine the compensation of our executive officers.
While our CEO typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters. Decisions with respect to our CEO’s compensation are made by the Compensation Committee.
The Compensation Committee also works with our CFO, our Senior Vice President of Human Resources, and our Chief Administrative Officer and General Counsel in evaluating the financial, accounting, tax, and retention implications of our executive compensation plans and arrangements.
Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program. For fiscal year 2019, the Compensation Committee engaged Radford to provide it with information, recommendations, and other advice relating to executive compensation. During fiscal year 2019, Radford performed the following projects for the Compensation Committee:

•	reviewed our general compensation principles for fiscal year 2019;

•	prepared an assessment of non-employee director compensation;

•
prepared an assessment of our executive officers’ total compensation, as well as each individual compensation component, including an analysis of cash compensation, equity compensation, and total direct compensation as compared to a composition of our peer group (described below);

•	assisted with the design of the overall equity program, including helping set grant levels for the Company as a whole;

•	analyzed pay survey data;

•	provided advice regarding best practices and compensation trends, including proxy advisory firms’ evolving positions on executive pay; and

•	performed a risk analysis of our compensation arrangements.
Radford served at the discretion of the Compensation Committee and did not provide any other services to the Company during fiscal year 2019 other than those for which they were engaged by the Compensation Committee. The Compensation Committee assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Radford from independently advising the Company.
Comparative Market Data
To assist the Compensation Committee during its annual review of the competitiveness of compensation levels and the appropriate mix of compensation elements to our executive officers, including our Named Executive Officers, Radford prepares comparative market data on compensation practices and programs as well as guidance on industry best practices, particularly for Silicon Valley technology companies. The Compensation Committee, with guidance from Radford and input from senior management, determines the composition of our peer group and reevaluates this group on an annual basis. The Compensation Committee determined that our peer group for determining the compensation of our Named Executive Officers in fiscal year 2019 in connection with our annual compensation review would consist of 20 public software companies in the San Francisco Bay Area and other technology hubs with revenue and market capitalization that are of similar ranges and have business characteristics that we believe are comparable to us and who compete with us for executive talent. At the time we determined our peer group for fiscal year 2019, our trailing 12-month revenue approximated the 26th percentile of the peer group and our market capitalization approximated the 58th percentile of the peer group. Below is a list of the companies in our peer group for fiscal year 2019:
Fiscal Year 2019 Peer Group Companies
•ANSYS
•Aspen Technology
•athenahealth
•CommVault Systems
•Cornerstone OnDemand

•Ellie Mae, Inc.
•FireEye
•Fortinet
•LogMeIn
•Manhattan Associates
•Medidata Solutions
•Proofpoint
•RealPage
•Splunk
•SS&C Technologies Holdings
•Tableau Software
•Tyler Technologies
•The Ultimate Software Group
•Veeva Systems
•Zendesk

The evaluation of the peer group generally occurs in March of each year. In March 2019, our Compensation Committee reassessed our peer group for use in setting our fiscal year 2020 executive compensation, and determined to base it on publicly traded software companies in the San Francisco Bay area and other technology “hubs” with revenue between $350 million and $2 billion, including high revenue growth companies, and market capitalization between $2 billion and $20 billion. Our Compensation Committee removed four companies from the fiscal year 2019 peer group listed above (athenahealth, Ellie Mae, The Ultimate Software Group and SS&C Technologies Holdings) because they ceased to be publicly traded or fit the established criteria and added four new companies (New Relic, Nutanix, Pivotal Software, and RingCentral) to the peer group so that the group contained a sufficient number of companies.
Consideration of Say-On-Pay Advisory Vote
At our December 6, 2018 Annual Meeting of Stockholders, our say-on-pay proposal received the support of approximately 52.5% of the votes cast, which was significantly lower than the 90+% support received in each of the previous four years. In response to the low say-on-pay vote result, we reached out to our stockholders and key investors and made ourselves available to discuss our executive compensation program and practices in an effort to understand the change in their views on our executive compensation and solicit feedback. Since the 2018 annual meeting of stockholders, we have reached out to our top investors, with aggregate holdings of over 67% of our outstanding shares to engage on compensation and governance matters. While not all of these investors felt a need to engage at this time, we did have productive discussions, led by our General Counsel, with a number of our investors. During these discussions, our investors noted as a positive development our discontinuation of our prior use of special one-time equity awards for the CEO and encouraged a continued focus on management of our burn rate. They also made inquiries to better understand the link between our pay and performance. Other issues discussed included length of performance periods for performance metrics and support for declassification of our board of directors.
As a result of these investor discussions, as well as through the Compensation Committee's regular annual review process, the Compensation Committee determined to take certain actions to further enhance the pay-for-performance alignment of our executive compensation program for fiscal year 2019 and beyond. Specifically, the actions taken by the Compensation Committee and/or full board of directors included:
•Eliminating special one-time CEO equity grants after fiscal year 2018; and
•Adopting a clawback policy.
Additionally, we have increased gender diversity on our board of directors, a concern raised in earlier discussions with stockholders, and proposed declassifying our board of directors (a management proposal for the 2019 annual meeting of stockholders). We are committed to continuing our engagement with our stockholders on matters of executive compensation and corporate governance. As our stockholders' views and market practices on executive compensation evolve, the Compensation

Committee will continue to evaluate and, when needed, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.

Executive Compensation Program Elements
The following describes each element of our executive compensation program, the rationale for each and how compensation amounts and awards are determined.
Base Salary
We provide our executive officers, including the Named Executive Officers, with base salaries to compensate them for their day-to-day responsibilities. Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, and comparable market data.
Thereafter, the Compensation Committee reviews and recommends adjustments, as necessary or appropriate, to the base salaries of our executive officers on an annual basis. In doing so, the Compensation Committee exercises its judgment and discretion and considers several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within our Company, his or her individual experience and skills, the officer’s compensation as compared to similarly situated executives at comparable companies in our peer group, and the input of our CEO. No specific formula is applied to determine the weight of each criterion.
In September 2018, the Compensation Committee reviewed the base salaries of our executive officers and management team, including the Named Executive Officers, and adjusted the base salaries for certain of our Named Executive Officers in view of their performance during fiscal year 2018. The Compensation Committee also took into account the 50th percentile of our peer group’s base salaries for similarly situated executives as one factor in determining base salaries for our Named Executive Officers. The Compensation Committee approved increases to annual base salaries for fiscal year 2019, as follows:

Named Executive Officer	Fiscal Year 2018 Base Salary Effective August 1, 2017 or November 1, 2017, as applicable ($)	Fiscal Year 2019 Base Salary Effective August 1, 2018 or November 1, 2018, as applicable ($)	Increase ($)
Marcus S. Ryu	540,000	540,000	—
Curtis Smith	350,000	365,000	15,000
Priscilla Hung	307,000	350,000	43,000
James Winston King	300,000	315,000	15,000
Steven Sherry	300,000	300,000	—
Senior Executive Incentive Bonus Plan
Our Senior Executive Incentive Bonus Plan (the “Bonus Plan”) applies to certain key executives, including all the Named Executive Officers, except for Mr. Sherry, as selected by the Compensation Committee. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Compensation Committee related to financial and operational metrics with respect to the Company and its subsidiaries (the “Performance Goals”). For fiscal year 2019, Mr. Sherry was eligible to participate in an individualized fiscal year 2019 sales commission plan (the “Commission Plan”), as described below.
Any bonuses paid under the Bonus Plan are based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas are adopted in each annual performance period by the Compensation Committee and communicated to each executive officer. No bonuses shall be paid under the Bonus Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, we can adjust or pay bonuses under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to executive officers under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.
Each executive officer participating in the Bonus Plan has a targeted bonus opportunity set for each performance period. The Performance Goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the Compensation Committee determines. If the Performance Goals are met, payments will be made as soon as practicable following the end of each performance period. Subject to the rights contained in any agreement between the executive officer and the Company, an executive officer must be employed by the Company on the bonus payment date in order to be eligible to receive a bonus payment.
Target Bonus and Commission Opportunities
In September 2018, the Compensation Committee reviewed the target bonus and commission opportunities of our executive officers and management team, including the applicable Named Executive Officers, and adjusted target bonus and commission opportunities, as applicable, for each of our Named Executive Officers in view of their performance during fiscal year 2018 and to set each Named Executive Officer’s total cash compensation (consisting of base salary and short-term incentive bonus target opportunity) generally at the 50th percentile of our peer group’s total compensation for similarly situated executives. In setting these target bonus and commission opportunities, the Compensation Committee also exercised its judgment and discretion and considered several factors, including our Company’s overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within our Company, his or her individual experience and skills, the Compensation Committee’s sense of competitive market practices for annual bonuses and the recommendations of our CEO.
As a result, our Compensation Committee only adjusted the target bonus opportunity for Ms. Hung and Mr. Sherry, as set forth below, for fiscal year 2019, taking into account the 50th percentile for target bonus opportunity of our peer group for such positions. Ms. Hung's target bonus opportunity was increased based on her performance to date and an increase in her responsibilities. Mr. Sherry's target bonus opportunity was increased based on his fiscal year 2019 performance targets. Our Compensation Committee did not change the target bonus and commission opportunities for our other Named Executive Officers for fiscal year 2019.

Named Executive Officer	Fiscal Year 2018 Target Bonus/Commission Opportunity (% of Base Salary)	Fiscal Year 2019 Target Bonus/Commission Opportunity (% of Base Salary)
Marcus S. Ryu	100	100
Curtis Smith	60	60
Priscilla Hung	50	60
James Winston King	50	50
Steven Sherry	100	136

For our Named Executive Officers who are eligible to participate in the Bonus Plan, 100% of such executive officer’s bonus was based on our Company’s performance during fiscal year 2019 as measured against the corporate financial and operational metrics described below (the "Company Performance Factor"). The Compensation Committee determined this allocation to be appropriate because it linked each executive officer’s potential bonus opportunity to corporate performance, thereby motivating him or her to focus his or her efforts on successfully executing our annual operating plan. The formula for the bonus calculation was as follows:
Target Cash Bonus Opportunity x Company Performance Factor
Company Performance Factor
In fiscal year 2019, the bonuses of our executive officers, including the Named Executive Officers, who participated in our Bonus Plan were based on the performance of our Company during fiscal year 2019 as measured against the following pre-established corporate financial and operational metrics, which the board of directors deemed to be critical to enhancing stockholder value:

•	New Adjusted Booking Credit (the goal of this metric is to maximize new license and subscription bookings);

•
Adjusted full-year GAAP License and Subscription Revenue and GAAP Maintenance Revenue ("LSRMR") with an adjuster based on the percentage of New Adjusted Booking Credit attributable to subscriptions (the "Subscription Adjuster") (the "Adjusted LSRMR") (the goal of this metric is to achieve or exceed our revenue targets); and

•	Adjusted Non-GAAP Operating Expenses (the goal of this metric is to manage spending in line with our budget).
The Adjusted LSRMR metric is derived from GAAP license and subscription revenue and GAAP maintenance revenue, as adjusted by the Subscription Adjuster. The table below presents a reconciliation of the Adjusted LSRMR metric to license and subscription revenue and maintenance revenue as reported for purposes of GAAP from our audited financial statements (in millions).

Fiscal Year Ended July 31,
Adjusted LSRMR Reconciliation:	2019
GAAP license and subscription revenue	$385.3
GAAP maintenance revenue	85.4
Total LSRMR	$470.7

Subscription Adjuster	102.1%

Adjusted LSRMR	$480.4

The Adjusted Non-GAAP Operating Expenses metric is a non-GAAP financial measure. Adjusted Non-GAAP Operating Expenses is derived from GAAP cost of revenue and GAAP operating expense and excludes stock-based compensation expense, amortization of acquired intangibles, and corporate bonuses and commissions. See Appendix A to this proxy statement for further details regarding the Adjusted Non-GAAP Operating Expenses metric and the reconciliation of the metric to cost of revenue and operating expenses as reported for purposes of GAAP from the Company’s audited financial statements.
The threshold, target and maximum performance goals for each of these metrics were as follows in fiscal year 2019:

Metric	Weighting	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Performance
New Adjusted Booking Credit*	1/3	N/D	N/D	N/D	N/D
Adjusted LSRMR**	1/3	$457M	$476M	$495M	$480.4M
Adjusted Non-GAAP Expense	1/3	$604M	$574M	$547M	$553.7M
* The Company has chosen not to disclose our New Adjusted Booking Credit targets since it is an internal metric primarily used to assess sales compensation, and the Company believes that the disclosure of such information would cause competitive harm without adding meaningfully to the understanding of its business. However, like performance targets for all metrics, the Compensation Committee has set performance goals at definitive, rigorous, and objective levels so as to require significant effort and achievement by our executive team to be attained.

** The threshold, target, and maximum performance goals for the Subscription Adjuster were as follows in fiscal year 2019:

	Subscription Adjuster			Actual Performance
	Threshold	Target	Maximum
% of New Adjusted Booking Credit from subscriptions	37%	57%	77%	65
Multiplier	0.95	1.0	1.05	1.02

These metrics were determined at the beginning of fiscal year 2019.
Fiscal Year 2019 Bonus Decisions
After the conclusion of fiscal year 2019, the Compensation Committee evaluated our financial and operational performance for the fiscal year and determined that a Company Performance Factor of 120% was appropriate. Based on this determination, the Compensation Committee approved cash bonuses for the applicable Named Executive Officers as follows:

Named Executive Officer	Fiscal Year 2019 Target Bonus Opportunity (% of Base Salary)	Company Performance Factor (%)	Cash Bonus ($)
Marcus S. Ryu	100	120	648,000
Curtis Smith	60	120	260,100
Priscilla Hung	60	120	235,050
James Winston King	50	120	186,750
These bonuses to the Named Executive Officers for fiscal year 2019 were paid in fiscal year 2020, in accordance with normal Company practice.

Sales Commission Plan
Because much of Mr. Sherry’s responsibilities are focused on the sale of our products, the Compensation Committee determined that it would be more appropriate for Mr. Sherry to participate in the Commission Plan with terms that correspond to the results achieved by his sales team rather than in the Bonus Plan described above. Mr. Sherry therefore earned commissions based on his team’s (i) attainment of bookings quotas, and (ii) achievement of bookings quotas related to specific Company products. The commission target for Mr. Sherry was determined by the Compensation Committee based in part on the recommendations of our CEO.
Mr. Sherry’s commission target was based on the attainment of his sales team’s bookings quota. If 100% or less of the target bookings quota was met, then Mr. Sherry's commission payout percentage of target would equal the actual bookings percentage achieved of the target.  If greater than 100%, but less than or equal to 110% of the target bookings quota was achieved, then Mr. Sherry would be paid two percentage points for each incremental one percentage point above the bookings target.  If greater than 110% of the target bookings quota was achieved, then Mr. Sherry would be paid three percentage points for each incremental one percentage point above 110% of the bookings target.
Mr. Sherry was also eligible to receive additional bonus payments of up to $68,000 if bookings quotas related to specific Company products were achieved.  Mr. Sherry would not be eligible to receive any payment with respect to a specific product if the bookings target for such product was not achieved.
 For fiscal year 2019, Mr. Sherry was deemed to have earned an amount equal to $586,564 based on his sales team’s attainment of bookings quotas and attainment of bookings quotas related to specific Company products for such year. Mr. Sherry’s sales commissions for bookings are paid on a monthly basis.
Equity Compensation
We use equity awards to incentivize and reward our executive officers, including the Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with those of our stockholders.
For the past few years, we have used Performance-Vesting RSUs, TSR RSUs, and Time-Vesting RSUs as our equity award vehicles. We believe that Performance-Vesting RSUs, TSR RSUs, and Time-Vesting RSUs provide a strong retention incentive for our executive officers, provide a moderate reward for growth in the market price of our common stock, and, because they use fewer shares than stock options, are less dilutive to our stockholders. Our equity award vehicles provide a strong incentive for our executive officers to remain employed with the Company as they require continued employment through the vesting period.
Stock Options
Historically we have granted stock options, which generally have a 10-year term and vest monthly over four years, (except that for new hires, 25% of their stock options cliff vest on the first anniversary of the vesting commencement date, with the remaining portion vesting in equal monthly installments over the three years thereafter), subject to an award holder’s continued employment through each applicable vesting date. Consistent with our compensation objectives, we believe this approach aligns our executive officers’ efforts and contributions with our long-term interests and allows them to participate in any future appreciation in value of our common stock. No stock options were granted to our Named Executive Officers in fiscal year 2019.
Time-Vesting RSUs
Since fiscal year 2013, we have granted our Named Executive Officers Performance-Vesting RSUs as well as Time-Vesting RSUs. Time-Vesting RSUs generally vest quarterly over four years (except that for new hires, 25% of their Time-Vesting RSUs cliff vest on the first anniversary of the vesting commencement date, with the remaining portion vesting in equal quarterly installments over the three years thereafter), subject to an equity award holder’s continued employment through each applicable vesting date.
Performance-Vesting RSUs
The Performance-Vesting RSUs vest based on the satisfaction of both a time condition and a performance condition. Assuming performance conditions are met, Performance-Vesting RSUs vest over four years with 25% of the earned amount cliff vesting on the first anniversary of the vesting commencement date, with the remaining portion vesting in equal quarterly installments over the three years thereafter. For the Performance-Vesting RSUs, the performance condition for fiscal year 2019 (the “Performance Condition”) was tied to the achievement of LSRMR, with a Subscription Adjuster. For the LSRMR target: (i) at the threshold

LSRMR amount, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 50% and the Subscription Adjuster; (ii) at the target LSRMR amount, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 100% and the Subscription Adjuster; and (iii) at or above the maximum LSRMR amount, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 150% and the Subscription Adjuster. If the LSRMR threshold is not attained, then none of the Performance-Vesting RSUs would be eligible to vest. In addition, if our LSRMR amount exceeds a ceiling, then the bonus would still be capped at 150% of target, multiplied by the Subscription Adjuster. For fiscal year 2019, the Company was determined to have achieved an LSRMR amount in excess of the target amount and a Subscription Adjuster of 1.02, which resulted in 112.5% of the target number of Performance-Vesting RSUs vesting in relation to Performance Condition achievement. 25% of these earned Performance-Vesting RSUs vested on the first anniversary of the vesting commencement date and the remainder will time-vest in equal installments over the next three years subject to the holder’s continued employment with us. The applicable goals for the fiscal year 2019 Performance-Vesting RSUs were:

	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Performance
FY19 LSRMR	$457M	$476M	$495M	480.4

	Subscription Adjuster			Actual Performance
% of New Adjusted Booking Credit from subscriptions	37%	57%	77%	75%
Multiplier	0.95	1.00	1.05	1.02
TSR RSUs

Since fiscal year 2017, we have granted TSR RSUs that consist of a target number of RSUs that are eligible to vest at the end of a three-year performance period. The TSR RSUs provide an opportunity to earn 0% to 110% (125% for fiscal year 2018 and 200% for fiscal year 2017) of the target number of RSUs based on our TSR percentile ranking relative to the software companies in the S&P Software and Services Select Industry Index (the “TSR Rank”) for the three-year cumulative performance period. If our TSR Rank is below the threshold of the 10th percentile, no TSR RSUs will vest or be earned. If our TSR over the performance period is negative, the TSR RSUs are capped at 100% even if our TSR Rank exceeds the 50th percentile. Any earned TSR RSUs will vest at the end of the three-year performance period, subject to the participant’s continued employment with the company through such date. The Compensation Committee adopted this additional performance-based incentive as a way to further align the incentives of our Named Executive Officers with our stockholders, as the value of any amount earned pursuant to the TSR RSUs is directly tied to the relative appreciation in our stock price over a long-term period (three years). Moreover, this performance-based incentive serves to further retain our executives as no portion of the TSR RSUs are earned if the participant does not remain employed through the full three-year performance period. In fiscal year 2019, the performance period for the fiscal year 2017 TSR RSUs ended and the fiscal year 2017 TSR RSUs were paid out at 76% of target.

The applicable goals for the fiscal year 2019 TSR RSUs are as follows:

	Threshold (25%)	Target (50%)	Target (100%)	Above Target (110%)	Actual Performance
Relative TSR Percentile	10th	25th	50th	75th	TBD, at FYE July 31, 2021

Fiscal Year 2019 Equity Grants
Typically, the size and form of the initial equity awards for our executive officers have been established through arm’s-length negotiation at the time the individual executive officer was hired. In formulating these awards, our Compensation Committee has considered, among other things, the prospective role and responsibility of the executive officer, the amount of equity-based compensation held by the executive officer at his or her former employer, the cash compensation received by the executive officer, the Compensation Committee’s sense of the competitive market for similar positions, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
Additionally, the Compensation Committee has reviewed the equity holdings of our executive officers annually and granted equity awards in the form of Performance-Vesting RSUs, TSR RSUs, and/or Time-Vesting RSUs to our executive officers to ensure that their overall equity position was consistent with our compensation objectives. The Compensation Committee no longer makes grants of stock options.
For fiscal year 2019, the Compensation Committee determined to make a grant to the CEO with a value of approximately $3 million comprised of 50% Time-Vesting RSUs (with the same terms as the Time-Vesting RSUs described above, except that vesting is over two years and based on continued service relationship) and 50% Performance-Vesting RSUs (with the same terms as the Performance-Vesting RSUs described above, except that the vesting is over two years and based on continued service relationship). Hence, Mr. Ryu was granted 16,392 Time-Vesting RSUs and 16,392 Performance-Vesting RSUs. In determining the amount and structure of the fiscal year 2019 grant, the Compensation Committee considered its strategic discussions with our CEO about his plans after fiscal year 2019, including some uncertainty about the length of his future tenure leading the Company. Accordingly, the Compensation Committee determined that it was important to ensure Mr. Ryu’s short-term retention to allow time for those discussions to evolve. The amount and structure of the grant, and in particular the two-year vesting periods, were also the result of negotiations with our CEO to arrive at grants that would sufficiently motivate him to achieve the Company’s strategic goals, many of which required significant efforts in the near-term.
For fiscal year 2019, the Compensation Committee did not apply a rigid formula in determining the size of the annual equity awards for the Named Executive Officers other than the CEO; however, in making its determination, the Compensation Committee took into account the 50th percentile of our peer group’s annual equity awards to similarly situated executives. In addition, the annual equity awards were split evenly between (i) Performance-Vesting RSUs (30%) and TSR RSUs (20%), and (ii) Time-Vesting RSUs (50%), such that 50% of the total annual equity awards were in the form of TSR RSUs and Performance-Vesting RSUs and 50% of the total equity awards were in the form of Time-Vesting RSUs. The TSR RSUs granted in fiscal year 2019 have a three-year performance period beginning on August 1, 2018 and ending on July 31, 2021. The Compensation Committee did not strictly benchmark against our peer group, but used its discretion as appropriate, when determining the size of equity awards. In conducting this review and making award determinations in fiscal year 2019, the Compensation Committee also exercised its judgment and discretion and considered several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within the Company, his or her individual experience and skills, the Compensation Committee’s sense of competitive market practices for equity compensation, and, as applicable, the recommendations of our CEO. Based on these factors, in September 2018, the Compensation Committee approved the following Performance-Vesting RSUs, TSR RSUs and Time-Vesting RSUs to our Named Executive Officers other than the CEO:

Named Executive Officer	Number of Time-Vesting RSUs	Target Number of Performance-Vesting RSUs	Target Number of TSR RSUs
Curtis Smith	7,500	4,500	3,000
Priscilla Hung	9,000	5,400	3,600
James Winston King	6,500	3,900	2,600
Steven Sherry	8,500	5,100	3,400
In addition to the equity award grants made in September 2018, Messrs. Smith and Sherry were granted 3,000 and 5,000 Time-Vesting RSUs, respectively, in March 2019. The Compensation Committee determined that it was appropriate to make Mr. Smith an additional grant of Time-Vesting RSUs to bring his fiscal year 2019 equity grants closer to the 50th percentile of our peer group for his position and to make Mr. Sherry an additional grant of Time-Vesting RSUs to reward him for his exceptional efforts during fiscal year 2019 and to operate as a retention mechanism. Furthermore, in June 2019, Ms. Hung and Mr. King were granted 10,415 and 5,208 Time-Vesting RSUs, respectively, in connection with their increased job responsibilities for fiscal year 2019 and Mr. Sherry was granted 10,000 Time-Vesting RSUs as a special retention grant, which the Compensation Committee, after thoughtful review, determined was appropriate in light of Mr. Sherry’s value to the company. Mr. Sherry’s retention grant vests quarterly over two years, subject to his continued employment through each applicable vesting date and the other Time-Vesting RSUs granted in March 2019 and June 2019 vest quarterly over four years, subject to the applicable award holder's continued employment through each applicable vesting date.
Compensation Mix
In determining the amount of base salary, cash bonuses and equity compensation awarded to each Named Executive Officer, the Compensation Committee does not apply any rigorous percentage of any one element in relation to the overall compensation package. Rather, the Compensation Committee looks at the overall compensation package and the relative amount of each element on an individual basis for each Named Executive Officer to determine whether such amounts and mix of components further the basic principles and objectives of our overall compensation program.

Welfare and Other Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under this plan, employees may elect to defer their current compensation by up to the statutory limit and contribute to the plan. We currently match any contributions made to the plan by our employees, including executive officers, up to a maximum of $5,000 per participant. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other employee welfare and benefit programs to our executive officers, including the Named Executive Officers, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We design our employee welfare and benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee welfare and benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
We do not provide perquisites to our executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. We do not provide any tax gross-ups for perquisites.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Pension Benefits
We do not offer any defined benefit pension plans for our employees.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation arrangements for our employees.
Executive Agreements and Termination of Employment Arrangements
We entered into an amended and restated executive agreement with Messrs. Ryu and King and Ms. Hung in October 2014 and Mr. Sherry in March 2016, and an executive agreement with Mr. Smith in February 2018 (collectively, the "Executive Agreements"). The terms of the Executive Agreements are substantially similar. These Executive Agreements provide for at-will employment. In addition, each agreement sets forth the terms and conditions of employment of each of the Named Executive Officers, including initial position, initial base salary, initial target annual bonus/commission opportunity and standard employee benefit plan participation.
These Executive Agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment within two months before or 12 months following a change in control of the Company.
For a summary of the material terms and conditions of the post-employment compensation terms applicable to our Named Executive Officers, see the section titled “Post-Employment Compensation” below.
Our philosophy is that outside of a change in control context, severance protections are only appropriate in the event an executive officer is involuntarily terminated by us without cause, and such protections are only provided upon the executive officer's execution of an effective release of claims. In addition, we believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty arises from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with additional severance protections during a change in control protection period, as mentioned above. We also provide severance protections in connection with a change in control, subject to each executive officer's execution of an effective release of claims against us, to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interest of our stockholders, despite the potential negative consequences such transactions may have on them personally. Further, we provide severance protections if an executive officer voluntarily terminates employment with us for good reason in connection with a change in control, subject to the executive officer's execution of an effective release of claims against us, because we believe that a voluntary termination for good reason is essentially equivalent to an involuntary termination by us without cause in those circumstances. We believe that the severance benefits provided to our executive officers under their Executive Agreements are appropriate in light of the severance protections available to similarly-situated executive officers at companies in our peer group and are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
Other Compensation Policies
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to senior executives, including our Named Executive Officers. The stock ownership guidelines require that the CEO own shares of our common stock equal to at least three times his annual base salary and that all other executives who are required to report under Section 16 of the Exchange Act, including our Named Executive Officers, own shares of our common stock equal to at least one times his or her annual base salary, in each case, by the first July 31st that occurs following the three-year anniversary of his or her date of hire or promotion (or if later, July 31, 2018).
Compensation Recovery Policy

In September 2019, we adopted a clawback policy, which provides that if our financial statements are materially restated, whether in part or in their entirety, due to misconduct by one or more covered individual (i.e., (i) any Section 16 officers and (ii) certain of our designated C-level employees/SVPs), then our board of directors or Compensation Committee shall have the discretion to recoup a portion of any performance-based compensation that has been paid or distributed to a covered individual during the clawback period (i.e., the three-year period preceding the publication of the restated financials), to the extent such compensation paid or distributed was in excess of what would have been paid under the restated financials. Our board of directors or the Compensation Committee, in its sole discretion, may also reduce the amount of future compensation, including, without limitation, any bonus or severance, or the future grant or vesting of any equity award, payable to any covered individual by an amount equal to such excess proceeds from performance-based compensation received by the covered individual during the clawback period. The policy is applicable to all cash and equity-based compensation predicated on the achievement of financial performance goals or financial metrics (excluding any such compensation based on TSR or similar stock price-based metrics).

In addition, our 2011 Stock Plan provides that if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any equity award holder who is an individual subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 must reimburse us for the amount of any equity award received by such individual under the 2011 Stock Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement.
Derivatives Trading and Hedging Policy
Our Named Executive Officers, employees, and directors are subject to our insider trading policy. Under this policy all of our executive officers, employees and directors are prohibited from engaging in transactions in publicly-traded options and other derivative securities with respect to our securities, including any hedging or similar transactions.
Anti-Pledging Policy
Under our insider trading policy, all of our executive officers, employees, and directors are prohibited from pledging securities of the Company as collateral for loans.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain specified executive officers. For taxable years beginning before January 1,

2018, (i) these executive officers consisted of a public corporation’s chief executive officer and each of the three other most highly compensated executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met.
Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive is not deductible. These changes have caused more of our compensation to be non-deductible under Section 162(m) in the future and has eliminated the Company’s ability to structure performance-based awards to be exempt from Section 162(m).
In approving the amount and form of compensation for our executive officers, the Compensation Committee is mindful of the benefit of receiving full deductibility of compensation; however, our Compensation Committee believes that we should not be constrained by the requirements of Section 162(m) of the Code, where such requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and attract and retain executive talent. Our Compensation Committee monitors the application of Section 162(m) of the Code, as well as developments under Section 162(m) of the Code, and balances the benefits of potentially paying compensation that is deductible under Section 162(m) with our need to have the flexibility to maintain compensation plans that are designed to promote our objectives.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other stock-based award.

Summary Compensation Table
The following table summarizes the compensation that we paid to, or that was earned by or granted to, each of the Named Executive Officers during our fiscal years 2019, 2018, and 2017.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Marcus S. Ryu	2019	540,000	—	3,371,179	648,000	5,681	4,564,860
President and Chief Executive Officer	2018	530,000	—	10,086,747	588,209	5,516	11,210,472
	2017	493,750	—	11,021,838	567,754	2,830	12,086,172

Curtis Smith (3)	2019	361,250	—	1,800,330	260,100	5,281	2,426,961
Chief Financial Officer	2018	175,000	—	1,904,862	115,592	5,153	2,200,607

Priscilla Hung (4)	2019	339,250	—	2,853,254	235,050	5,306	3,432,860
Chief Operating Officer	2018	300,033	—	1,221,654	166,487	5,316	1,693,490
	2017	277,098	—	1,640,425	151,467	5,330	2,074,320

James Winston King (5)	2019	311,250	—	1,834,588	186,750	5,306	2,337,894
Chief Administrative Officer, General Counsel, and Secretary

Steven Sherry	2019	300,000	—	3,161,826	586,564	5,306	4,053,696
Chief Sales Officer	2018	300,000	—	1,141,264	305,154	5,316	1,751,734
	2017	270,292	—	819,715	385,874	5,321	1,481,202

(1)
The amounts shown reflect the aggregate grant date fair value of RSUs granted, determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officers during the fiscal years presented. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 8 of the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K, regarding assumptions underlying valuation of equity awards for 2019, 2018 and 2017. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at Fiscal Year End” table. In the case of Performance-Vesting RSUs and TSR RSUs (as applicable), the aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement. The aggregate grant fair value of the Performance-Vesting RSUs and TSR RSUs (as applicable) at the maximum level of achievement for fiscal year 2019 is as follows for Messrs. Ryu, Smith, King, and Sherry, and Ms. Hung: $1,896,288; $816,287; $707,449; $925,125; and $979,544, respectively.

(2)
The amounts reported in the “All Other Compensation” column consist of life insurance premiums and 401(k) matching contributions paid by the Company on behalf of each Named Executive Officer. Fiscal year 2019 amounts are comprised of $5,375 of 401(k) matching contributions and $306 of life insurance premiums for Mr. Ryu; $5,000 of 401(k) matching contributions and $281 of life insurance premium for Mr. Smith; and $5,000 of 401(k) matching contributions and $306 of life insurance premiums each for Messrs. Sherry, King, and Ms. Hung.

(3)	Effective November 1, 2018, Mr. Smith's base salary increased to $365,000 from $350,000.
(4)	Effective November 1, 2018, Ms. Hung's base salary increased to $350,000 from $307,000.
(5)	Mr. King was not a Named Executive Officer prior to fiscal year 2019. Effective November 1, 2018, Mr. King's base salary increased to $315,000 from $300,000.

Grants of Plan-Based Awards
The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during fiscal year 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marcus S. Ryu
Annual Bonus Opportunity	—	265,500	540,000	823,500
Performance-Vesting RSUs (6)	9/12/2018				7,786	16,392	25,817				1,685,589
Time-Vesting RSUs (7)	9/12/2018							16,392			1,685,589

Curtis Smith
Annual Bonus Opportunity	—	107,675	219,000	333,975
Performance-Vesting RSUs (3)	9/12/2018				2,138	4,500	7,088				462,735
TSR RSUs (4)	9/12/2018				750	3,000	3,300				295,710
Time-Vesting RSUs (5)	9/12/2018							7,500			771,225
Time-Vesting RSUs (5)	3/7/2019							3,000			270,660

Priscilla Hung
Annual Bonus Opportunity	—	103,250	210,000	320,250
Performance-Vesting RSUs (3)	9/12/2018				2,565	5,400	8,505				555,282
TSR RSUs (4)	9/12/2018				900	3,600	3,960				354,852
Time-Vesting RSUs (5)	9/12/2018							9,000			925,470
Time-Vesting RSUs (5)	6/12/2019							10,415			1,017,650

James Winston King
Annual Bonus Opportunity	—	77,438	157,500	240,188
Performance-Vesting RSUs (3)	9/12/2018				1,853	3,900	6,143				401,037
TSR RSUs (4)	9/12/2018				650	2,600	2,860				256,282
Time-Vesting RSUs (5)	9/12/2018							6,500			668,395
Time-Vesting RSUs (5)	6/12/2019							5,208			508,874

Steven Sherry
Annual Commission Opportunity	—	—	408,000	—
Performance-Vesting RSUs (3)	9/12/2018				2,423	5,100	8,033				524,433
TSR RSUs (4)	9/12/2018				850	3,400	3,740				335,138
Time-Vesting RSUs (5)	9/12/2018							8,500			874,055
Time-Vesting RSUs (5)	3/7/2019							5,000			451,100
Time-Vesting RSUs (7)	6/12/2019							10,000			977,100

(1)	Each grant was approved by our Compensation Committee on the grant date indicated.
(2)
The amounts shown represent the threshold, target, and maximum amount of potential cash bonus awards provided for under the Bonus Plan (and the Commission Plan for Mr. Sherry). The target amounts are pre-established as a fixed dollar amount. The maximum amounts represent the greatest payout that could have been made if the pre-established performance level was exceeded. Under the Bonus Plan the maximum amount payable was equal to 150% of the target amount, multiplied by the Subscription Adjuster for the LSRMR metric, and if the threshold amount was not achieved, then 0% of the target amounts was payable. If the threshold amount was achieved, then 50% of the target amount, multiplied by the Subscription Adjuster for the LSRMR metric, was payable and if the target amount was achieved, then 100% of the target amount was payable. The Commission Plan for Mr. Sherry does not provide for a threshold amount or a limit on the maximum amount payable.

(3)
Represents awards of Performance-Vesting RSUs granted under our 2011 Stock Plan. All Performance-Vesting RSUs vest 25% on the first anniversary of the vesting commencement date of September 15, 2018 and the remaining vest in equal quarterly installments over the three years thereafter, assuming the threshold, target and maximum attainment of certain Performance Conditions. For the Performance Conditions: (i) at the threshold LSRMR amount, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 50% and the Subscription Adjuster; (ii) at the target LSRMR amount, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 100% and the Subscription Adjuster; and (iii) at or above the maximum LSRMR amount, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 150% and the Subscription Adjuster. The Subscription Adjuster ranges from 0.95 to 1.05. Based on fiscal year 2019 actual performance, the Subscription Adjuster was established at 1.02. If the threshold LSRMR amount is not achieved, 0% of the target Performance-Vesting RSUs may vest. In addition, if the LSRMR amount exceeds a ceiling, then the number of Performance-Vesting RSUs that vest would still be capped at 150% of the target number of Performance-Vesting RSUs, multiplied by the Subscription Adjuster. In the case of Performance-Vesting RSUs, the aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement.

(4)
Represents TSR RSUs tied to TSR based on the Company’s TSR relative to the software companies in the S&P Software and Services Select Industry Index over the three-year performance period ending July 31, 2021. The TSR RSUs provide an opportunity to earn 0% to 110% of the target number of TSR RSUs granted. At the threshold relative TSR percentile, 25% of the target number of TSR RSUs granted will be earned; at the target relative TSR percentile, 100% of the target number of TSR RSUs granted will be earned; and at the maximum relative TSR percentile, 110% of the target number of TSR RSUs granted will be earned. In the case of TSR RSUs, the aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement.

(5)
Time-Vesting RSUs granted under our 2011 Stock Plan generally vest quarterly over four years, subject to the executive officer’s continued employment with the Company through each applicable vesting date.

(6)
Represents awards of Performance-Vesting RSUs granted under our 2011 Stock Plan. All Performance-Vesting RSUs vest 50% on the first anniversary of the vesting commencement date of September 15, 2018 and the remaining vest in equal quarterly installments over year thereafter, assuming the threshold, target and maximum attainment of certain Performance Conditions. For the Performance Conditions: (i) at the threshold LSRMR amount, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 50% and the Subscription Adjuster; (ii) at the target LSRMR amount, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 100% and the Subscription Adjuster; and (iii) at or above the maximum LSRMR amount, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 150% and the Subscription Adjuster. The Subscription Adjuster ranges from 0.95 to 1.05. Based on fiscal year 2019 actual performance, the Subscription Adjuster was established at 1.02. If the threshold LSRMR amount is not achieved, 0% of the target Performance-Vesting RSUs may vest. In addition, if the LSRMR amount exceeds a ceiling, then the number of Performance-Vesting RSUs that vest would still be capped at 150% of the target number of Performance-Vesting RSUs, multiplied by the Subscription Adjuster. In the case of Performance-Vesting RSUs, the aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement.

(7)
Time-Vesting RSUs granted under our 2011 Stock Plan vest quarterly over two years, subject to the executive officer’s continued service relationship or employment (as applicable) with the Company through each applicable vesting date.

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of fiscal year 2019.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

			Option Awards				Stock Awards
							Time-Based		Performance-Based
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (13)
Marcus S. Ryu	9/17/2013	(1)	47,881	—	48.06	9/17/2023	—	—	—	—
	9/4/2014	(1)	81,143	—	45.27	9/4/2024	—	—	—	—
	9/3/2015	(2)	—	—	—	—	2,894	295,420	—	—
	9/3/2015	(3)	—	—	—	—	4,341	443,129	—	—
	9/16/2016	(2)	—	—	—	—	13,054	1,332,552	—	—
	9/16/2016	(4)	—	—	—	—	12,040	1,229,043	—	—
	9/12/2017	(2)	—	—	—	—	17,797	1,816,718	—	—
	9/12/2017	(5)	—	—	—	—	30,751	3,139,062	—	—
	9/12/2017	(6)	—	—	—	—	—	—	12,655	1,291,822
	9/12/2017	(7)	—	—	—	—	—	—	31,638	3,229,607
	9/12/2018	(12)	—	—	—	—	10,245	1,045,810	—	—
	9/12/2018	(9)	—	—	—	—	18,441	1,882,457	—	—

Curtis Smith	3/21/2018	(8)	—	—	—	—	15,174	1,548,962	—	—
	9/12/2018	(2)	—	—	—	—	6,094	622,076	—	—
	9/12/2018	(10)	—	—	—	—	5,061	516,627	—	—
	9/12/2018	(11)	—	—	—	—	—	—	3,000	306,240
	3/7/2019	(2)	—	—	—	—	2,813	287,151	—	—

Priscilla Hung	9/3/2015	(2)	—	—	—	—	469	47,876	—	—
	9/3/2015	(3)	—	—	—	—	704	71,864	—	—
	9/13/2016	(2)	—	—	—	—	2,344	239,276	—	—
	9/13/2016	(4)	—	—	—	—	1,442	147,199	—	—
	6/7/2017	(2)	—	—	—	—	5,000	510,400	—	—
	9/12/2017	(2)	—	—	—	—	4,275	436,392	—	—
	9/12/2017	(5)	—	—	—	—	2,795	285,314	—	—
	9/12/2017	(6)	—	—	—	—	—	—	3,000	306,240
	9/12/2018	(2)	—	—	—	—	7,313	746,511	—	—
	9/12/2018	(10)	—	—	—	—	6,073	619,932	—	—
	9/12/2018	(11)	—	—	—	—	—	—	3,600	367,488
	6/12/2019	(2)	—	—	—	—	10,415	1,063,163	—	—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (continued)

			Option Awards				Stock Awards
							Time-Based		Performance-Based
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (15)
James Winston King	3/8/2013	(1)	835	—	36.97	3/8/2023	—	—	—	—
	9/13/2013	(1)	417	—	46.77	9/13/2023	—	—	—	—
	9/4/2014	(1)	2,293	—	45.27	9/4/2024	—	—	—	—
	9/3/2015	(2)	—	—	—	—	532	54,307	—	—
	9/3/2015	(3)	—	—	—	—	798	81,460	—	—
	9/13/2016	(2)	—	—	—	—	2,188	223,351	—	—
	9/13/2016	(4)	—	—	—	—	1,344	137,196	—	—
	9/12/2017	(2)	—	—	—	—	3,994	407,708	—	—
	9/12/2017	(5)	—	—	—	—	2,615	266,939	—	—
	9/12/2017	(6)	—	—	—	—	—	—	2,800	285,824
	9/12/2018	(2)	—	—	—	—	5,282	539,187	—	—
	9/12/2018	(10)	—	—	—	—	4,391	448,233	—	—
	9/12/2018	(11)	—	—	—	—	—	—	2,600	265,408
	6/12/2019	(2)	—	—	—	—	5,208	531,633	—	—

Steven Sherry	9/3/2015	(2)	—	—	—	—	438	44,711	—	—
	9/3/2015	(3)	—	—	—	—	657	67,067	—	—
	3/2/2016	(2)	—	—	—	—	4,688	478,551	—	—
	9/13/2016	(2)	—	—	—	—	2,032	207,427	—	—
	9/13/2016	(4)	—	—	—	—	1,251	127,702	—	—
	9/12/2017	(2)	—	—	—	—	3,994	407,708	—	—
	9/12/2017	(5)	—	—	—	—	2,615	266,939	—	—
	9/12/2017	(6)	—	—	—	—	—	—	2,800	285,824
	9/12/2018	(2)	—	—	—		6,907	705,067	—	—
	9/12/2018	(10)	—	—	—	—	5,739	585,837	—	—
	9/12/2018	(11)	—	—	—	—	—	—	3,400	347,072
	3/7/2019	(2)	—	—	—	—	4,688	478,551	—	—
	6/12/2019	(12)	—	—	—	—	10,000	1,020,800	—	—

(1)	The time-based vesting condition has been met and the option is fully-vested and exercisable.
(2)
Time-Vesting RSUs vest in equal quarterly installments over four years (except that for a new hire, 25% of his or her Time-Vesting RSUs cliff vest on the first anniversary of the vesting commencement date with the remaining portion vesting in equal quarterly installments over the three years thereafter), commencing on the grant date.

(3)
Performance-Vesting RSUs vest over four years (25% after 1 year, then in equal quarterly installments thereafter), commencing on September 15, 2015, assuming attainment of pre-defined financial results for fiscal year 2016, which were attained at 150%.

(4)
Performance-Vesting RSUs vest over four years (25% after 1 year, then in equal quarterly installments thereafter), commencing on September 15, 2016, assuming attainment of pre-defined financial results for fiscal year 2017, which were attained at 123%.

(5)
Performance-Vesting RSUs vest over four years (25% after 1 year, then in equal quarterly installments thereafter), commencing on September 15, 2017, assuming attainment of pre-defined financial results for fiscal year 2018, which were attained at 108%.

(6)
TSR RSUs at the target achievement of 100%. Achievement level between 0% to 125% of the reported target number of TSR RSUs may be earned based on the Company’s TSR percentile ranking relative to the S&P Software and Services Select Industry Index for a three year cumulative performance period commencing August 1, 2017 and ending July 31, 2020.

(7)
CEO TSR RSUs at the target achievement of 100%. Achievement level between 0% to 125% of the reported target number of CEO TSR RSUs may be earned based on (i) the Company’s TSR percentile ranking relative to the S&P Software and Services Select Industry Index for a three year cumulative performance period commencing August 1, 2017 and ending July 31, 2020 and (ii) the Company’s operating margin for fiscal year 2018 (which was higher than 18%).

(8)	Time-Vesting RSUs vest over four years (25% cliff vest on the first anniversary of March 15, 2018, then in equal quarterly installments thereafter).
(9)
Performance-Vesting RSUs vest over two years (50% after 1 year, then in equal quarterly installments thereafter), commencing on September 15, 2018, assuming attainment of pre-defined financial results for fiscal year 2019, which were attained at 112.5%.

(10)
Performance-Vesting RSUs vest over four years (25% after 1 year, then in equal quarterly installments thereafter), commencing on September 15, 2018, assuming attainment of pre-defined financial results for fiscal year 2019, which were attained at 112.5%.

(11)
TSR RSUs at the target achievement of 100%. Achievement level between 0% to 110% of the reported target number of TSR RSUs may be earned based on the Company’s TSR percentile ranking relative to the S&P Software and Services Select Industry Index for a three year cumulative performance period commencing August 1, 2018 and ending July 31, 2021.

(12)	Time-Vesting RSUs vest in equal quarterly installments over two years.
(13)	The amounts shown are based on a price of $102.08 per share, which was the closing price of our common stock as reported on the NYSE on July 31, 2019.
Option Exercises and Stock Vested During Fiscal Year 2019
The following table presents certain information concerning the exercise of options by each of the Named Executive Officers during the fiscal year ended July 31, 2019, as well as information regarding stock awards that vested during the fiscal year.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Marcus S. Ryu	178,363	14,004,327	162,139	16,184,515
Curtis Smith	—	—	8,489	800,597
Priscilla Hung	271	13,787	19,506	1,897,392
Steven Sherry	—	—	21,954	2,126,675
James Winston King	—	—	16,344	1,593,242

(1)
The value realized upon the exercise of stock options is calculated by (i) subtracting the option exercise price from the market price on the date of exercise to get the realized value per share, and (ii) multiplying the realized value per share by the number of shares underlying options exercised.

(2)	Represents shares of common stock released during fiscal year 2019.
(3)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of common stock on the day prior to the vesting date.
Post-Employment Compensation
Our executive officers, including the Named Executive Officers, have certain agreements or other arrangements with the Company providing for payments or benefits in the event of a termination of employment or in connection with a change in control. As of July 31, 2019, there are no other agreements with our executive officers for payments or benefits beyond those described.
Involuntary Termination of Employment
Pursuant to Executive Agreements entered into by each Named Executive Officer, in the event that the employment of the Named Executive Officers is terminated without cause (as defined in the applicable executive agreements), and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to: (i) one times in the case of Mr. Ryu; and 0.5 times in the case of Messrs. Smith, King and Sherry, and Ms. Hung, the executive officer's then current base salary and (ii) for Mr. Ryu, one times his target annual bonus and for Messrs. Smith, King, and Sherry and Ms. Hung, the amount of standard cash severance such executive officer is entitled to under the Company's then current severance practices (which provides for two weeks' base salary in lieu of notice and two weeks' base salary for each completed year of service, up to a maximum of 10 weeks' base salary), payable in each case in a lump sum. In addition, each executive will be entitled to either continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case, for the number of weeks of base salary that the executive's severance amount is equal to, which is equal to, 12 months for Mr. Ryu, and according to the then current severance practices (as described above) for Messrs. Smith, King, and Sherry and Ms. Hung.
Involuntary Termination of Employment in Connection with a Change in Control
Pursuant to the Executive Agreements entered into by each Named Executive Officer, in the event that the employment of a Named Executive Officer is terminated without cause or such executive resigns for good reason (as defined in the applicable executive agreements) within the period commencing two months prior to and ending 12 months following, a change in control, then in lieu of the severance described above, and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to 1.5 times in the case of Mr. Ryu, and one times in the case of Messrs. Smith, King, and Sherry, and Ms. Hung, the sum of the executive officer's then current base salary and target bonus, or commission, as applicable, payable in a single lump sum, plus either continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case for 18 months for Mr. Ryu; and for 12 months for Messrs. Smith, King, and Sherry, and Ms. Hung. In addition, the vesting of all then-outstanding stock options, RSUs and other stock-based awards held by the applicable Named Executive Officer will immediately accelerate and become fully vested upon such termination.
The payments and benefits provided under the Executive Agreements in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the Named Executive Officers in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.
Potential Payments upon Termination or Change in Control
The table below reflects, as applicable, cash severance, equity acceleration, and continuation of health benefits payable to our Named Executive Officers in connection with (1) the termination of his or her employment relationship without cause not in connection with a change in control, (2) upon a change in control of our Company and no termination of employment (assuming that all equity awards will not be assumed or continued or substituted by the successor entity), and (3) upon an involuntary termination of employment (i.e., a termination without cause or resignation for good reason) within the period commencing two months prior to and ending 12 months following a change in control (assuming that all equity awards will be assumed or continued or substituted by the successor entity), assuming for each of (1), (2), and (3) that the applicable triggering event(s) occurred on July 31, 2019. See section titled “Post-Employment Compensation.”

Name	Benefit	Termination without Cause Not in Connection with a Change in Control ($)		Change in Control ($)		Involuntary Termination in Connection with a Change in Control ($)
Marcus S. Ryu	Cash Severance	1,080,000	(1)	—		1,620,000	(2)
	Equity Acceleration	—		21,375,428	(3)	21,375,428	(3)
	Health Benefits	15,348	(4)	—		23,022	(5)
	Total	1,095,348		21,375,428		23,018,450

Curtis Smith	Cash Severance	196,538	(6)	—		584,000	(7)
	Equity Acceleration	—		2,847,266	(3)	2,847,266	(3)
	Health Benefits	4,999	(8)	—		9,283	(9)
	Total	201,537		2,847,266		3,440,549

Priscilla Hung	Cash Severance	242,308	(6)	—		560,000	(7)
	Equity Acceleration	—		4,566,355	(3)	4,566,355	(3)
	Health Benefits	12,407	(8)	—		17,922	(9)
	Total	254,715		4,566,355		5,144,277

James Winston King	Cash Severance	218,077	(6)	—		472,500	(7)
	Equity Acceleration	—		3,093,647	(3)	3,093,647	(3)
	Health Benefits	19,857	(8)	—		28,682	(9)
	Total	237,934		3,093,647		3,594,829

Steven Sherry	Cash Severance	207,692	(6)	—		708,000	(7)
	Equity Acceleration	—		4,740,687	(3)	4,740,687	(3)
	Health Benefits	13,999	(8)	—		20,221	(9)
	Total	221,691		4,740,687		5,468,908

(1)	Represents 12 months' continuation of Mr. Ryu's base salary and payment of 1 times his target annual bonus opportunity.
(2)	Represents 1.5 times the sum of Mr. Ryu's base salary and target annual bonus opportunity.
(3)
Represents the value of the acceleration of vesting of 100% of the executive's unvested Time-Vesting RSUs, Performance-Vesting RSUs and stock options plus 85.25% of the fiscal year 2018 TSR RSUs and CEO TSR RSUs (as applicable), and 84.85% of the fiscal year 2019 TSR RSUs, all based on the closing price of our common stock as reported on the NYSE on July 31, 2019, which was $102.08. The actual number of TSR RSUs and CEO TSR RSUs (as applicable) that may vest depends on Guidewire’s TSR performance relative to the software companies in the S&P Software and Services Select Industry Index over the performance period ending on the effective date of the change in control.

(4)	Represents 12 months of payment of COBRA premiums for Mr. Ryu.
(5)	Represents 18 months of payment of COBRA premiums for Mr. Ryu.
(6)
Represents 6 months' continuation of the executive's base salary, plus payment of two weeks' base salary as in-lieu of notice payment and 2 weeks' base salary per year of service, up to a maximum of 10 weeks' base salary.

(7)	Represents one times the sum of the executive's base salary and target annual bonus opportunity.
(8)	Represents the number of weeks of payments of COBRA premiums equal to the number of weeks of severance payout for the applicable executive.
(9)	Represents 12 months of payment of COBRA premiums.

CEO Pay Ratio
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date

Although we are permitted by the SEC rules to use the same median employee that was identified for purposes of our fiscal year 2018 disclosure for the CEO Pay Ratio, we did not use such employee as we did not believe that such employee continued to be representative of the median. Instead, we re-identified our median employee using our employee population on May 1, 2019 (including all employees, whether employed on a full-time, part-time, seasonal, or temporary basis).
Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by looking at annual base pay, annual target cash incentive opportunity, and the grant date fair value for equity awards granted as of May 1, 2019 for all active employees as of that date. The value of our 401(k) plan and health and welfare benefits provided was excluded as all employees, including the CEO, are offered the same benefits. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments. This methodology resulted in the identification of an employee whose compensation for fiscal year 2019 was anomalous, and we exercised discretion permitted under the SEC rules to report the compensation of a substantially similar employee whose compensation is more representative of the median.
Methodology and Pay Ratio
After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.
Our median employee compensation as calculated using Summary Compensation Table requirements was $161,858. Our CEO’s compensation as reported in the Summary Compensation Table (excluding 401(k) matching contributions and health and welfare benefits) was $4,559,179. Therefore, our CEO Pay Ratio is approximately 28:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.
Equity Compensation Plan Information
The following table summarizes information about common stock that may be issued upon the exercise of options, warrants, rights, and release of awards, under all of our equity compensation plans as of July 31, 2019.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Outstanding Awards, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders (1)	2,527,945	$34.10	24,776,361
Equity compensation plans not approved by stockholders	—		—
Total	2,527,945		24,776,361

(1)
Includes the following plans: our 2006 Stock Plan, 2009 Stock Plan, 2010 Restricted Stock Units Plan and 2011 Stock Plan. The number of shares available under our 2011 Stock Plan increases on January 1 of each year by up to 5% of the outstanding shares of common stock on the immediately preceding December 31. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Company common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise), under the 2011 Stock Plan will be added back to the shares of stock available for issuance under the 2011 Stock Plan. The Company no longer makes grants under the 2006 Stock Plan, the 2009 Stock Plan or the 2010 Restricted Stock Units Plan.

(2)	Excludes 2,311,218 shares subject to RSUs outstanding as of July 31, 2019, as such shares have no exercise price.

OWNERSHIP OF GUIDEWIRE SOFTWARE, INC. COMMON STOCK
The following table sets forth, as of October 21, 2019, the record date, the shares of our common stock beneficially owned by:
•Each person known by us to own beneficially more than 5% of our common stock;
•Each of our named executive officers for fiscal year 2019;
•Each of our directors; and
•All of our directors and executive officers as a group.

  Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. We have deemed shares of our common stock subject to options and RSUs outstanding as of October 21, 2019 that were exercisable or issuable or will become exercisable or issuable within 60 days of October 21, 2019 to be outstanding and to be beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership for the following table is based on 82,574,169 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address (1)	Number of Shares of Common Stock	Percent of Class (%)
5% Stockholders:
Baron Capital Group, Inc. (2)	6,626,666	8.0%
The Vanguard Group (3)	7,226,711	8.8%
Wellington Management Group LLC (4)	10,777,417	13.1%

Directors and Named Executive Officers:
Marcus S. Ryu (5)	194,022	*
Curtis Smith (6)	10,479	*
Priscilla Hung (7)	11,692	*
James Winston King (8)	10,730	*
Steven Sherry (9)	7,044	*

Andrew Brown (10)	7,445	*
Margaret Dillon (11)	492	*
Guy Dubois (12)	15,917	*
Peter Gassner (13)	13,723	*
Michael Keller (14)	1,137	*
Paul Lavin (15)	7,358	*
Catherine P. Lego (16)	2,492	*
Mike Rosenbaum	—	*
Clifton Thomas Weatherford (17)	14,341	*
All directors and executive officers as a group (18)	302,424	*

*	Less than 1%.
(1)	Unless noted otherwise in the footnotes, all addresses are c/o Guidewire Software, Inc., 2850 S. Delaware St., Suite 400, San Mateo, California 94403.
(2)
Based solely on information reported on a Schedule 13G filed with the SEC on February 13, 2019 by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc. (“BCG”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron, consists of 6,626,666 shares beneficially held by BCG, 6,382,666 shares for which BCG possesses shared voting power and 6,626,666 shares for which BCG possesses shared dispositive power.  BAMCO and BCM are subsidiaries of BCG and Ronald Baron owns a controlling interest in BCG. The principal business address of BAMCO, BCG, BCM and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(3)
Based solely on information reported on a Schedule 13G filed with the SEC on February 11, 2019, by The Vanguard Group (“Vanguard”), consists of 7,226,711 shares beneficially held by Vanguard, 44,722 shares for which Vanguard possesses sole voting power, 10,942 shares for which Vanguard possesses shared voting power, 7,179,060 shares for which Vanguard possesses sole dispositive power and 47,651 shares for which Vanguard possesses shared dispositive power. The principal business address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)
Based solely on information reported on a Schedule 13G filed with the SEC on February 12, 2019, by Wellington Management Group LLP ("WMG"), Wellington Group Holdings LLP ("WGH"), Wellington Investment Advisors Holdings LLP ("WIAH"), and Wellington Management Company LLP ("WMC"), consists of 10,777,417 shares beneficially held by WMG, 8,440,723 shares for which WMG possesses shared voting power, and 10,777,417 shares for which WMG possesses shared dispositive power. The principal business address for WMG, WGH, WIAH and WMC is 280 Congress Street, Boston, MA 02210.

(5)
Includes 126,816 shares that may be acquired within 60 days of the record date through the exercise of stock options and 14,765 RSU shares that will be vested and released within 60 days of the record date.

(6)	Includes 2,976 RSU shares that will be vested and released within 60 days of the record date.
(7)	Includes 4,539 RSU shares that will be vested and released within 60 days of the record date.
(8)
Includes 3,545 shares that may be acquired within 60 days of the record date through the exercise of stock options and 2,879 RSU shares that will be vested and released within 60 days of the record date.

(9)	Includes 6,026 RSU shares that will be vested and released within 60 days of the record date.
(10)
Includes 4,308 shares that may be acquired within 60 days of the record date through the exercise of stock options and 2,091 RSU shares that will be vested and released within 60 days of the record date.

(11)	Includes 492 RSU shares that will be vested and released within 60 days of the record date.
(12)
Includes 4,308 shares that may be acquired within 60 days of the record date through the exercise of stock options and 2,091 RSU shares that will be vested and released within 60 days of the record date.

(13)	Includes 2,091 RSU shares that will be vested and released within 60 days of the record date.
(14)	Includes 707 RSU shares that will be vested and released within 60 days of the record date.
(15)	Includes 2,091 RSU shares that will be vested and released within 60 days of the record date.
(16)	Includes 492 RSU shares that will be vested and released within 60 days of the record date.
(17)	Includes 2,091 RSU shares that will be vested and released within 60 days of the record date.
(18)
Includes 138,977 shares that may be acquired within 60 days of the record date through the exercise of stock options by the current directors and executive officers and 45,254 RSU shares that will be vested and released to the current directors and executive officers within 60 days of the record date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Transactions with Our Executive Officers and Directors
Stock Option and RSU Awards
The grants of certain stock options and RSUs to our directors and executive officers and related equity compensation policies are described above in the sections titled “Information Regarding Compensation of Directors and Executive Officers” and “Compensation Discussion and Analysis.”
Employment Agreements
We have entered into agreements containing compensation, termination and change of control provisions, among others, with certain of our executive officers as described in the section titled “Compensation Discussion and Analysis-Executive Agreements and Termination of Employment Arrangements.”
Indemnification of Officers and Directors
We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Our restated certificate of incorporation and amended and restated bylaws contain provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•Any breach of the director's duty of loyalty to us or our stockholders;
•Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•Any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation provides that we indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys' fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

Policies and Procedures for Related Party Transactions
We have adopted a formal written policy that our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us that must be reported under applicable rules of the SEC without the prior consent of our Audit Committee or other independent members of our board of directors in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. All of our directors, executive officers, and employees are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available to and deemed relevant by the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

ADDITIONAL INFORMATION
Other Matters
We know of no other matters to be submitted at the 2019 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS
/s/ Mike Rosenbaum
MIKE ROSENBAUM Chief Executive Officer
Dated: October 30, 2019

Appendix A
NON-GAAP FINANCIAL MEASURES INFORMATION

Set forth below in this Appendix A is important information about the Adjusted Non-GAAP Operating Expenses metric discussed in the proxy statement.

Adjusted Non-GAAP Operating Expenses

As discussed in this proxy statement, annual bonuses paid to our executive officers under our Bonus Plan are partially conditioned upon the achievement of specified levels of Adjusted Non-GAAP Operating Expenses. We believe that the Adjusted Non-GAAP Operating Expenses financial measure provides useful information to management and investors regarding the results of our operations. We also believe that Adjusted Non-GAAP Operating Expenses provides an additional tool for investors to use in evaluating ongoing operating results and trends. The principal limitation of Adjusted Non-GAAP Operating Expenses is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by management about which expenses are excluded or included in determining Adjusted Non-GAAP Operating Expenses.

Adjusted Non-GAAP Operating Expenses was calculated as cost of revenue plus operating expenses under GAAP exclusive of:
•Stock-based compensation expense;
•Amortization of acquired intangibles; and
•Corporate bonuses and commissions.

The table below provides a reconciliation of Adjusted Non-GAAP Operating Expenses to cost of revenue and operating expenses under GAAP, with operating expenses as the most directly comparable GAAP metric, for the time periods indicated below (in thousands):

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Adjusted Non-GAAP Operating Expenses
(unaudited, in thousands)

       The following table reconciles the specific items excluded from GAAP cost of revenue and operating expenses in the calculation of adjusted non-GAAP operating expenses for the fiscal year ended July 31, 2019:

Fiscal Year Ended July 31,
Operating expenses reconciliation:	2019
GAAP cost of revenue and operating expenses	$718,043
Non-GAAP adjustments:
Stock-based compensation expense	91,516
Amortization of acquired intangibles	29,113
Corporate bonus and commissions	43,735
Adjusted Non-GAAP operating expenses	$553,679

Annex A

PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The following are proposed changes to our restated certificate of incorporation as described in Proposal Four. The text indicated by bolded underline will be added, and the text indicated by strike-through will be deleted.

*************************

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GUIDEWIRE SOFTWARE, INC.,
a Delaware corporation

Guidewire Software, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
A. The name of the Corporation is Guidewire Software, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 20, 2001 under the name Centrica Software, Inc.
B. This Amended and Restated Certificate of Incorporation amends, restates, and integrates the provisions of the Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on January 30, 2012.
~~B~~C. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and has been duly approved by the written consent of the stockholders of the ~~corporation~~Corporation in accordance with Section 228 of the DGCL.
~~C~~D. The text of the Certificate of Incorporation of this Corporation ~~shall~~is hereby amended and restated to read in its entirety as follows:
ARTICLE I
The name of the corporation is Guidewire Software, Inc.
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
4.1    Authorized Capital Stock. The total number of shares of all classes of capital stock which the ~~corporation~~Corporation is authorized to issue is 525,000,000 shares, consisting of 500,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 25,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

4.2    Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the ~~corporation~~Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Article IV.
4.3    Common Stock.
(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the ~~corporation~~Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the ~~corporation~~Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the ~~corporation~~Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the ~~corporation~~Corporation, after payment or provision for payment of the debts and other liabilities of the ~~corporation~~Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the ~~corporation~~Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
4.4    Preferred Stock.
(a) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations filed pursuant to the DGCL the powers, designations, preferences and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
(b) The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
ARTICLE V

5.1    General Powers. The business and affairs of the ~~corporation~~Corporation shall be managed by or under the direction of the Board of Directors.
5.2    Number of Directors; Election; Term.
(a) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors of the ~~corporation~~Corporation shall be fixed solely by resolution of the Board of Directors.
~~(b) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, effective upon the closing date (the “Effective Date”) of the initial sale of shares of common stock in the corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~
(b) Upon the filing of this Amended and Restated Certificate of Incorporation (the “Effective Date”), each director shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders; provided, however, no terms in effect prior to the Effective Date shall be shortened. Notwithstanding the foregoing, subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) at the 2019 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2020 annual meeting of stockholders, (ii) at the 2020 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2021 annual meeting of stockholders, and (iii) at the 2021 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.
(c) Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
(d) Elections of directors need not be by written ballot unless the Bylaws of the ~~corporation~~Corporation shall so provide.
5.3    Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the ~~corporation~~Corporation only for cause.
5.4    Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next ~~election of the class for which such director shall have been assigned by the Board of Directors and~~annual meeting of stockholders or until his or her successor shall be duly elected and qualified.
ARTICLE VI
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the ~~corporation~~Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the ~~corporation~~Corporation.

ARTICLE VII
7.1    No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the ~~corporation~~Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
7.2    Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the ~~corporation~~Corporation may be called only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
7.3    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the ~~corporation~~Corporation shall be given in the manner provided in the Bylaws of the ~~corporation~~Corporation.
ARTICLE VIII
8.1    Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the ~~corporation~~Corporation shall not be personally liable to the ~~corporation~~Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the ~~corporation~~Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the ~~corporation~~Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the ~~corporation~~Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the ~~corporation~~Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.
8.2    Indemnification. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, the ~~corporation~~Corporation is also authorized to provide indemnification of (and advancement of expenses to) its directors, officers and agents (and any other persons to which the DGCL permits the ~~corporation~~Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.
ARTICLE IX
The ~~corporation~~Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66  2/3% of the voting power of all then outstanding shares of capital stock of the ~~corporation~~Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

IN WITNESS WHEREOF, Guidewire Software, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this ~~30~~[__]th day of ~~January, 2012~~[___], 2019.

By:	/s/ ~~Marcus S. Ryu~~Mike Rosenbaum
~~Marcus S. Ryu~~Mike Rosenbaum
Chief Executive Officer

GUIDEWIRE SOFTWARE, INC.
2850 SOUTH DELAWARE STREET, SUITE 400
SAN MATEO, CA 94403 USA

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GWRE2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E86659-P29435 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUIDEWIRE SOFTWARE, INC.

		For	Against	Abstain
1.	Election of Class II Directors			
	Nominees:			
1a.	Margaret Dillon	☐	☐	☐
1b.	Michael Keller	☐	☐	☐
1c.	Mike Rosenbaum	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote AGAINST proposal 5.

		For	Against	Abstain
5.	To consider a stockholder proposal regarding majority voting for the election of directors, if properly presented at the annual meeting.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees listed in item 1, FOR items 2, 3, and 4, and AGAINST item 5.** If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E86660-P29435

Proxy - GUIDEWIRE SOFTWARE, INC.

Notice of 2019 Annual Meeting of Stockholders - December 17, 2019

Proxy Solicited by Board of Directors for Annual Meeting

By signing this proxy, the undersigned revokes all prior proxies and authorizes Mike Rosenbaum, Curtis Smith, and James Winston King, or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Guidewire Software, Inc. to be held virtually at www.virtualshareholdermeeting.com/GWRE2019 on December 17, 2019 at 1:30 p.m. Pacific Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2, 3, and 4, and AGAINST Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side